UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

(AMENDMENT NO.     )

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FIFTH THIRD BANCORP

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38 FOUNTAIN SQUARE PLAZA

CINCINNATI, OHIO 45263

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

March 9, 2007

To the Shareholders of Fifth Third Bancorp:

You are cordially invited to attend the Annual Meeting of the Shareholders of Fifth Third Bancorp to be held at the Junior Ballroom, located on the third floor of the Duke Energy Center at 525 Elm Street, Cincinnati, Ohio on Tuesday, April 17, 2007 at 11:30 a.m. for the purposes of considering and acting upon the following:

(1)	Election of all members of the Board of Directors to serve until the Annual Meeting of Shareholders in 2008.

(2)	The proposal described in the proxy statement to amend Article VII of the Code of Regulations, as amended, to provide for the issuance of uncertificated shares. The proposed amendment is attached as Annex 1 to the proxy statement and is incorporated by reference therein.

(3)	Approval of the appointment of the firm of Deloitte & Touche LLP to serve as the independent registered public accounting firm for the Company for the year 2007.

(4)	Transaction of such other business that may properly come before the Annual Meeting or any adjournment thereof.

Shareholders of record at the close of business on February 28, 2007 will be entitled to vote at the Annual Meeting.

All shareholders who find it convenient to do so are invited to attend the Annual Meeting in person. In any event, please sign and return the enclosed proxy card with this notice at your earliest convenience. If you hold shares of Fifth Third Bancorp common stock directly in your name, you may also vote over the internet or by telephone. If internet or telephone voting is available to you, voting instructions are printed on the proxy card sent to you.

If you plan to attend the Annual Meeting:

Please note that space limitations make it necessary to limit attendance only to shareholders of the Company and the holders of shareholder proxies. Admission to the Annual Meeting will be on a first-come, first-served basis and will require presentation of a valid driver’s license or other federal or state issued photo identification card. Shareholders of record should bring the admission ticket attached to their proxy card in order to be admitted to the meeting. “Street name” shareholders will need to bring a copy of a brokerage statement reflecting stock ownership as of the record date in order to be admitted to the meeting. Registration and seating will begin at approximately 11:00 a.m. Communication and recording devices will not be permitted at the Annual Meeting. A copy of the regulations for conduct at the Annual Meeting is attached as Annex 2 to the proxy statement.

By Order of the Board of Directors

Paul L. Reynolds

Secretary

FIFTH THIRD BANCORP

38 Fountain Square Plaza

Cincinnati, Ohio 45263

PROXY STATEMENT

The Board of Directors of Fifth Third Bancorp (the “Company”) is soliciting proxies, the form of which is enclosed, for the Annual Meeting of Shareholders to be held at the Junior Ballroom located on the third floor of the Duke Energy Center at 525 Elm Street, Cincinnati, Ohio on Tuesday, April 17, 2007 at 11:30 a.m. (the “Annual Meeting”). Each of the 554,259,682 shares of Common Stock outstanding on February 28, 2007 is entitled to one vote on all matters acted upon at the Annual Meeting, and only shareholders of record on the books of the Company at the close of business on February 28, 2007 will be entitled to vote at the Annual Meeting, either in person or by proxy. The shares represented by all properly executed proxies which are sent to the Company will be voted as designated and each not designated will be voted and counted as described in this proxy statement. Each person giving a proxy may revoke it by giving notice to the Company in writing or in open meeting at any time before it is voted.

The laws of Ohio under which the Company is incorporated provide that if notice in writing is given by any shareholder to the President, a Vice President, or the Secretary of the Company not less than forty-eight (48) hours before the time fixed for holding a meeting of shareholders for the purpose of electing Directors that such shareholder desires that the voting at such election shall be cumulative, and if an announcement of the giving of such notice is made upon the convening of the meeting by the Chairman or Secretary or by or on behalf of the shareholder giving such notice, each shareholder shall have the right to cumulate such voting power as he or she possesses in voting for Directors.

The expense of soliciting proxies will be borne by the Company. Proxies will be solicited principally by mail, but may also be solicited by the Directors, officers, and other regular employees of the Company, who will receive no compensation therefor in addition to their regular compensation. Brokers and others who hold stock on behalf of others will be asked to send proxy material to the beneficial owners of the stock, and the Company will reimburse them for their expenses.

The Company has retained D.F. King & Co., Inc., a proxy solicitation firm, to assist the Company in soliciting proxies. The Company anticipates that the costs of D.F. King’s services will be approximately $9,500.

The Annual Report of the Company for the year 2006, including financial statements, has been delivered to all shareholders. Such report and financial statements are not a part of this proxy statement. This proxy statement and the form of proxy are first being sent to shareholders on or about March 9, 2007.

CERTAIN BENEFICIAL OWNERS

Under Section 13(d) of the Securities Exchange Act of 1934, a beneficial owner of a security is any person who directly or indirectly has or shares voting power or investment power over such security. Such beneficial owner under this definition need not enjoy the economic benefit of such securities. The following are the only shareholders known to the Company to be deemed to be beneficial owners of 5% or more of the common stock of the Company as of December 31, 2006:

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Common Stock	Cincinnati Financial Corporation 6200 South Gilmore Fairfield, Ohio 45014	72,870,560	(1)	13.10%

(1)	Cincinnati Financial Corporation owns 27,183,604 shares of the common stock of the Company. Cincinnati Insurance Company, Cincinnati Casualty Company, Cincinnati Life Insurance Company, Cincinnati Financial Corporation Retirement Plan Trust and CINFIN Capital, subsidiaries of Cincinnati Financial Corporation, own 43,136,352 shares, 1,419,979 shares, 1,036,125 shares, 90,000 shares and 4,500 shares, respectively.

ELECTION OF DIRECTORS

In accordance with the Company’s current Code of Regulations, Directors are elected annually to a one (1) year term expiring at the next Annual Meeting of Shareholders. The terms of the Directors listed below expire at the Annual Meeting on April 17, 2007 and, together with Kevin T. Kabat, constitute the nominees to be elected to serve until the Annual Meeting of Shareholders in 2008. Kenneth W. Lowe has decided not to stand for reelection at the Annual Meeting. Mr. Lowe has generously given valuable service to the Company. Due to the nomination of Mr. Kabat, no vacancies will result from Mr. Lowe’s departure. Any vacancies that occur after the Directors are elected may be filled by the Board of Directors in accordance with law for the remainder of the full term of the vacant directorship.

Director candidates are nominated by the Company’s Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee’s Charter directs the Committee to investigate and assess the background and skills of potential candidates and to maintain an active file of suitable candidates for directors. The Nominating and Corporate Governance Committee is empowered to engage a third party search firm to assist, but the Committee currently believes that the existing directors and executive management of the Company and its subsidiaries have significant networks of business contacts that likely will form the pipeline from which candidates will be identified. Upon identifying a candidate for serious consideration, one or more members of the Nominating and Corporate Governance Committee would initially interview such candidate. If a candidate merited further consideration, the candidate would subsequently interview with all other Committee members (individually or as a group), meet the Company’s Chief Executive Officer and other Executive Officers and ultimately meet many of the other Directors. The Nominating and Corporate Governance Committee would elicit feedback from all persons who met the candidate and then determine whether or not to nominate the candidate.

The Company’s Corporate Governance Guidelines set forth the following criteria for Directors: independence; highest personal and professional ethics and integrity; willingness to devote sufficient time to fulfilling duties as a Director; impact on the diversity of the Board’s overall experience in business, government, education, technology and other areas relevant to the Company’s business; impact on the diversity of the Board’s composition in terms of age, skills, ethnicity and other factors relevant to the Company’s business; and number of other public company boards on which the candidate may serve (generally, should not be more than three public company boards in addition to the Company). The Company’s Corporate Governance Guidelines provide that shareholders may propose nominees by submitting the names and qualifications of such persons to the Nominating and Corporate Governance Committee no later than December 31 of each year. Submissions are to be addressed to the Nominating and Corporate Governance Committee at the Company’s executive offices, which submissions will then be forwarded to the Committee. The Nominating and Corporate Governance Committee would then evaluate the possible nominee using the criteria outlined above and would consider such person in comparison to all other candidates. The Nominating and Corporate Governance Committee is not obligated to nominate any such individual for election. No such shareholder nominations have been received by the Company for this Annual Meeting. Accordingly, no rejections or refusals of such candidates have been made by the Company.

The Nominating and Corporate Governance Committee did not hire any director search firm in 2006 or 2007 and, accordingly, paid no fees to any such company. As indicated above, however, the Nominating and Corporate Governance Committee may do so in the future if necessary.

In connection with his appointment as the Company’s Chief Executive Officer effective at the Annual Meeting, a non-management Director recommended to the Board that Kevin T. Kabat be nominated for election as a Director at the Annual Meeting.

The Nominating and Corporate Governance Committee of the Board of Directors has nominated for election as Directors the following fifteen (15) persons: Darryl F. Allen, John F. Barrett, James P. Hackett, Gary R. Heminger, Joan R. Herschede, Allen M. Hill, Kevin T. Kabat, Robert L. Koch, II, Mitchel D. Livingston, Ph.D., Hendrik G. Meijer, James E. Rogers, George A. Schaefer, Jr., John J. Schiff, Jr., Dudley S. Taft and Thomas W. Traylor. Unless instructed otherwise, it is the intention of the persons named in the Proxy to vote for the election of all nominees named. If any nominee(s) shall be unable to serve, which is not now contemplated, the proxies will be voted for such substitute nominee(s) as the Nominating and Corporate Governance Committee of the Board of Directors recommends. Proxies in the form solicited hereby which are returned to the Company will be voted in favor of the fifteen (15) nominees specified above unless otherwise instructed by the shareholder. Shares not voted by brokers and other entities holding shares on behalf of beneficial owners will not be counted and will have no effect on the outcome of the election in accordance with Ohio law and the Company’s Code of Resolutions. Nominees receiving the fifteen (15) highest totals of votes cast in the election will be elected as directors.

The following tables set forth information with respect to each Director, including Mr. Lowe, and the nominees for election at the Annual Meeting, including Mr. Kabat. The Board of Directors has determined that all Directors have met the independence standards of Rule 4200(a)(15) of the National Association of Securities Dealers listing standards with the exceptions of Messrs. Kabat, Schaefer and Schiff.

		Shares of Company Common Stock Beneficially Owned on December 31, 2006(1)
Name, Age and Principal Occupation During the Past Five Years	Director Since	Number(2)	Percent of Class

Nominees for Election as Directors:

DARRYL F. ALLEN, 63, Retired Chairman, CEO and President of Aeroquip-Vickers, Inc., formerly known as Trinova Corporation, a manufacturer and distributor of engineered components for industry, automotive, aerospace and defense.	1997	19,307.0035%

JOHN F. BARRETT, 57, President, CEO and Director of The Western and Southern Life Insurance Co. since 1994 and Chairman of the Board since 2002. Chairman, President and CEO of Western & Southern Mutual Holding Company and Western & Southern Financial Group, Inc. Officer/Director of a number of Western & Southern affiliates. Western & Southern is a financial services company that as its primary business distributes life insurance, annuities and mutual funds to the public. Director of Convergys Corporation and The Andersons, Inc.	1988	77,513.0139%

JAMES P. HACKETT, 51, President, CEO and Director of Steelcase Inc., a manufacturer of office systems.	2001	14,032.0025%

GARY R. HEMINGER, 53, Executive Vice President of Marathon Oil Company and President of Marathon Petroleum Company LLC since 2005. Previously, Mr. Heminger was President of Marathon Ashland Petroleum Company LLC.	2006	949.0002%

JOAN R. HERSCHEDE, 67, Retired President and CEO of The Frank Herschede Company, an investment holding company.	1991	56,312.0101%

ALLEN M. HILL, 61, Retired CEO and President of DPL Inc., a diversified regional energy company, and its subsidiary The Dayton Power and Light Company.	1998	72,381.0130%

KEVIN T. KABAT, 50, President of the Bancorp since June 2006. Previously, Mr. Kabat was Executive Vice President of the Bancorp since December 2003. Prior to that he was President and CEO of Fifth Third Bank (Michigan) since April 2001 as well as Vice Chairman of Old Kent Financial Corporation and President and CEO of Old Kent Bank prior to its acquisition by Fifth Third Bancorp in 2001.	—	557,384.1001%

ROBERT L. KOCH II, 68, President and CEO of Koch Enterprises, Inc., a privately held company with worldwide subsidiaries manufacturing, distribution, metals recycling and industrial systems integration. Director of Vectren Corporation.	1999	64,634.0116%

DR. MITCHEL D. LIVINGSTON, 62, Vice President for Student Affairs and Services, University of Cincinnati. Formerly, Dr. Livingston was Vice President for Student Services, University of Albany.	1997	19,664.0035%

HENDRIK G. MEIJER, 55, Co-Chairman and CEO of Meijer, Inc., and its affiliates, a food and general merchandise retailer with 176 supercenters located in Michigan, Ohio, Indiana, Illinois and Kentucky.	2001	26,203.0047%

		Shares of Company Common Stock Beneficially Owned on December 31, 2006(1)
Name, Age and Principal Occupation During the Past Five Years	Director Since	Number(2)	Percent of Class

JAMES E. ROGERS, 59, Chairman, President and CEO of Duke Energy Corporation. Before the merger of Duke Energy Corporation and Cinergy Corporation, Mr. Rogers served as Chairman and CEO of Cinergy Corporation, PSI Energy and Director of CIGNA.	1995	34,329.0062%

GEORGE A. SCHAEFER, JR.(3), 61, Chairman and CEO of Fifth Third Bancorp and Fifth Third Bank. Director of WellPoint, Inc. and Ashland Inc.	1988	3,410,698.6109%

JOHN J. SCHIFF, JR.(4), 63, Chairman, CEO and Director of Cincinnati Financial Corporation and Chairman, Executive Committee of Cincinnati Insurance Company. Former Chairman of John J. & Thomas R. Schiff & Co., Inc., an insurance agency. Director of Standard Register Co.	1983	407,850.0733%

DUDLEY S. TAFT, 66, President and Director of Taft Broadcasting Company, investor in entertainment and media properties. Director of Duke Energy Corporation and The Tribune Company.	1981	97,168.0175%

THOMAS W. TRAYLOR, 67, President, CEO and Chairman of Traylor Bros., Inc., a general/heavy construction contractor.	1999	270,758.0487%

Non-continuing Director:

KENNETH W. LOWE, 56, President, CEO and Director of The E.W. Scripps Company, a publicly traded multimedia company.	2004	11,694.0021%

All Directors and Executive Officers as a Group (27 persons)		6,276,900	1.12%

(1)	As reported to Fifth Third Bancorp by the Directors as of the date stated. Includes shares held in the name of spouses, minor children, certain relatives, trusts, estates and certain affiliated companies as to which beneficial ownership may be disclaimed.

(2)	The amounts shown represent the total shares owned outright by such individuals together with shares which are issuable upon the exercise of currently exercisable (or exercisable within 60 days), but unexercised, stock options and shares issuable upon termination of employment under the Company’s Nonqualified Deferred Compensation Plan. Specifically, the following individuals have the right to acquire the shares indicated after their names, upon the exercise of stock options: Mr. Allen, 11,688; Mr. Barrett, 15,063; Mr. Hackett, 7,000; Mr. Heminger, 500; Ms. Herschede, 5,000; Mr. Hill, 10,000; Mr. Kabat, 488,343; Mr. Koch, 13,160; Dr. Livingston, 10,000; Mr. Lowe, 0; Mr. Meijer, 7,000; Mr. Rogers, 13,798; Mr. Schaefer, 2,015,004; Mr. Schiff, 5,000; Mr. Taft, 15,063; and Mr. Traylor, 13,160. Mr. Schaefer holds 124,058 shares and Mr. Kabat holds 8,963 shares issuable upon termination of employment under the Company’s Nonqualified Deferred Compensation Plan. The aggregate number of shares issuable upon the exercise of currently exercisable (or exercisable within 60 days), but unexercised, stock options, held by the Executive Officers who are not also Directors or nominees is 2,820,329 and the aggregate number of shares issuable upon termination of employment under the Company’s Nonqualified Deferred Compensation Plan held by these individuals is 25,681.

(3)	Also includes 240,000 shares of common stock subject to a variable prepaid forward contract (“VPF Agreement”) between a family limited partnership (the “FLP”) of which Mr. Schaefer and his spouse are the only partners and an unaffiliated third party. Under the VPF Agreement, the FLP received a cash payment in August 2004 in exchange for a promise to deliver at the maturity of the contract up to 240,000 shares of common stock or an equivalent amount of cash, in accordance with a formula set forth in the contract.

(4)	Mr. Schiff is a Director of Cincinnati Financial Corporation, whose holdings of Company shares are more fully set forth above under the caption “Certain Beneficial Owners” in this proxy statement.

BOARD OF DIRECTORS, ITS COMMITTEES, MEETINGS AND FUNCTIONS

The Board of Directors of the Company met six (6) times during 2006. The Company’s Board of Directors also regularly holds executive sessions of those members of the Board of Directors who meet the then current standards of independence. The chairman at these executive sessions is the Chairman of the Nominating and Corporate Governance Committee, who serves as the Lead Director of the Board. The position duty statement for the Lead Director may be found in the Corporate Governance Section of the Company’s website at www.53.com.

No member of the Board of Directors of the Company attended less than 75% of the aggregate meetings of the Board of Directors and all committees on which such Director served during 2006 other than Mr. Lowe who is not standing for re-election at the Annual Meeting.

Neither the Board nor the Nominating and Corporate Governance Committee has implemented a formal policy regarding Director attendance at the Annual Meeting. Typically, the Board holds its annual organizational meeting directly following the Annual Meeting, which results in most directors being able to attend the Annual Meeting. In 2006, 13 out of 15 Directors attended the Annual Meeting.

There are six (6) committees of the Board of Directors: Executive, Audit, Compensation, Nominating and Corporate Governance, Risk and Compliance, and Trust.

The Executive Committee of the Company serves in a dual capacity as the Executive Committee of the Company and Fifth Third Bank, an Ohio banking corporation (the “Bank”). Under Ohio law, the Executive Committee has the power to act between meetings of the Board on virtually all matters that the Board could act upon. The Board of Directors has adopted an Executive Committee Charter which may be found in the Corporate Governance Section of the Company’s website at www.53.com. The Executive Committee met six (6) times in 2006 and consisted of Messrs. Hackett, Hill, Koch, Schaefer, and Taft.

The Audit Committee of the Company serves in a dual capacity as the Audit Committee of the Company and the Bank. Twelve (12) meetings of this Committee were held during 2006. This Committee’s functions include the engagement of the independent registered public accounting firm, reviewing with that firm the plans and results of the audit engagement of the Company, approving the annual audit plan and reviewing the results of the procedures for internal auditing, reviewing the independence of the independent registered public accounting firm, reviewing the Company’s financial results and periodic Securities and Exchange Commission filings, reviewing the design and effectiveness of the Company’s internal controls and similar functions and approving all auditing and non-auditing services performed by its independent registered public accounting firm. Another function of this Committee is to carry out the statutory requirements of a bank audit committee as prescribed under applicable law. The Board of Directors has adopted a written charter for the Audit Committee, which may be found in the Corporate Governance Section of the Company’s website at www.53.com. The Audit Committee members for 2006 were Messrs. Allen, Barrett, Hackett and Ms. Herschede. All members of the Audit Committee met the independence standards of Rule 4200(a)(15) and the audit committee qualifications of Rule 4350(d)(2) of the National Association of Securities Dealers listing standards. The Board of Directors has determined that Messrs. Allen, Barrett and Hackett are audit committee financial experts for the Company and are independent as described in the preceding sentence. The formal report of the Audit Committee with respect to the year 2006 begins on page 37 herein.

The Company has a Compensation Committee comprised entirely of independent Directors. Executive compensation and equity plan allocations are determined by this Committee of the Board of Directors. The Board of Directors has adopted a Compensation Committee Charter which may be found in the Corporate Governance Section of the Company’s website at www.53.com. This Committee consisted of Messrs. Hill, Lowe, Rogers, and Meijer and met six (6) times during 2006. The formal report of the Compensation Committee with respect to 2006 compensation begins on page 36 herein.

The Company has a Nominating and Corporate Governance Committee comprised entirely of independent Directors. This Committee develops and recommends to the Board corporate governance policies and guidelines for the Company and for the identification and nomination of Director and committee member candidates and nominates Directors for election to the Board and appointment to committee membership. The Board of Directors has adopted a Nominating and Corporate Governance Committee Charter which may be found in the Corporate Governance Section of the Company’s website at www.53.com. This Committee consisted of Messrs. Allen, Koch, Rogers and Taft and met two (2) times during 2006.

The Company’s Risk and Compliance Committee serves in a dual capacity as the Risk and Compliance Committee of the Company and the Bank. The Committee oversees management’s compliance with all of the Company’s regulatory obligations arising under applicable federal and state banking laws, rules and regulations, including any terms and conditions required from time to time by any action, formal or informal, of any federal or state banking regulatory agency or authority and any responses of management to any inquiries from any applicable banking regulator, and oversees management’s implementation and enforcement of the Company’s risk management policies and procedures. The Board of Directors has adopted a Risk and Compliance Committee Charter which may be found in the Corporate Governance Section of the Company’s website at www.53.com. This Committee met four (4) times in 2006 and consisted of Messrs. Barrett, Meijer and Traylor.

The Company has a Trust Committee which serves in a dual capacity as the Trust Committee of the Company and the Bank. The Committee reviews the fiduciary activities of the Bank and, more generally, oversees the structure for fiduciary activities for each of the Company’s subsidiary banks, including the Bank. In this regard, the Committee has responsibility to report risks identified in its review of such fiduciary activities to the Company’s Risk and Compliance Committee. The Committee also has overall responsibility for evaluating and approving the fiduciary policies of the Company and its bank subsidiaries. The Board of Directors has adopted a Trust Committee Charter which may be found in the Corporate Governance Section of the Company’s website at www.53.com. This Committee consisted of Messrs. Livingston, Lowe, Schaefer and Ms. Herschede, and met four (4) times during 2006.

CORPORATE GOVERNANCE

The Board of Directors has adopted the Fifth Third Bancorp Corporate Governance Guidelines which may be found in the Corporate Governance Section of the Company’s website at www.53.com. The Board of Directors has also adopted the Fifth Third Bancorp Code of Business Conduct and Ethics which may also be found in the Corporate Governance Section of the Company’s website at www.53.com.

The Audit Committee has established Fifth Third’s EthicsLine, a toll free hotline through which confidential complaints may be made by employees regarding: illegal or fraudulent activity; questionable accounting, internal controls or auditing matters; conflicts of interest, dishonest or unethical conduct; disclosures in the Company’s SEC reports, bank regulatory filings and other public disclosures that are not full, fair, accurate, timely and understandable; violations of the Company’s Code of Business Conduct and Ethics; and/or any other violations of laws, rules or regulations. Complaints submitted through this process are presented to the Audit Committee on a regular, periodic basis.

Shareholders may communicate directly to the Board of Directors in writing by sending a letter to the Board at: Fifth Third Bancorp Board of Directors, 38 Fountain Square Plaza, MD 10AT76, Cincinnati OH, 45263 or by a secure e-mail via the Company’s website at www.53.com. All communications directed to the Board of Directors will be received and processed by the Fifth Third Legal Department and will be transmitted to the Chairman of the Nominating and Corporate Governance Committee (who serves as the Lead Director of the Board of Directors), except for requests for publicly available information that can be provided by Company personnel, vendor solicitations, or correspondence that raises issues related to specific customer service questions (which are forwarded to the Office of the President for resolution).

COMPENSATION DISCUSSION AND ANALYSIS

The Company’s Compensation Discussion and Analysis addresses the following items:

•	Overview of Compensation (“Total Rewards”) Program

•	The Company’s Compensation Committee

•	Compensation philosophy and strategy

•	The elements of the Company’s Total Rewards Program

•	Insight regarding the Committee’s decisions relative to 2006 design and awards

•	A summary of material design changes for the 2007 Total Rewards Program

Overview of the Total Rewards Program

The Compensation Committee is responsible for establishing, implementing and monitoring the administration of compensation programs in accordance with the Company’s compensation philosophy and strategy and approving executive compensation and equity plan awards. The Committee seeks to establish Total Rewards for the Company’s Executive Officers that are fair, reasonable, and competitive. The Total Rewards Program includes base salary, annual cash incentive compensation, long-term equity-based incentive compensation, benefits and certain perquisites. Generally, the types of compensation and benefits paid to the Executive Officers are similar to those provided to other officers of the Company.

Throughout this proxy statement, the individuals who served as the Company’s Chief Executive Officer and Chief Financial Officer during fiscal 2006, as well as the other individuals included in the Summary of Compensation Table on page 24, are referred to as the “Named Executive Officers.”

The Compensation Committee

The Committee’s Role. The Compensation Committee is composed of independent directors and is responsible for the approval and administration of compensation programs for Executive Officers and other employees of the Company. The Committee focuses on the attraction and retention of key executives and, when making decisions, considers the Company’s compensation philosophy, the achievement of business goals set by the Company, relevant peer data, recommendations made by the Chief Executive Officer, and the advice of Towers Perrin, an outside global human resources consulting firm.

The Committee has taken the following steps to ensure that it effectively carries out its responsibilities:

•

Engaged Towers Perrin, a respected external compensation consultant with expertise in executive compensation, to provide the Committee with relevant market data and to advise the Committee on alternatives when making compensation decisions for the Named Executive Officers and on the recommendations being made by the Company’s Management for Executive Officers other than the Named Executive Officers. In addition to the support provided by Towers Perrin, the Company’s Human Resources division includes employees with significant compensation experience who provide support, data, and analysis to the Committee.

•

Conducted an annual review of and revised the Company’s Compensation Peer Group to include more organizations that are similar in terms of industry, business, market capitalization, asset size and geographic footprint.

•	Reviewed all compensation components for the Company’s Chief Executive Officer, Chief Financial Officer, and other Named Executive Officers, incorporating a tally sheet for each executive.

•	Added a new independent member to the Compensation Committee in 2006 to broaden the collective experience of the Committee.

•

Invited all Directors to attend and participate in a Compensation Committee meeting to provide them with an update concerning industry and regulatory trends in executive compensation, and to participate in a regularly scheduled agenda that included a discussion of the Company’s Compensation Peer Group and relative compensation based on performance.

•

Instituted a practice of holding an executive session prior to the conclusion of each Committee meeting without members of Management for the purpose of discussing decisions related to the CEO’s performance, goal-setting, compensation levels and other items deemed important by the Committee.

•	Conducted an annual review of the Compensation Committee Charter to ensure that it effectively reflects the Committee’s responsibilities.

•	Conducted an annual review of the Company’s compensation philosophy to ensure that it remains appropriate given the Company’s strategic objectives.

•	Completed an annual self-evaluation of the Committee’s effectiveness.

Role of Executive Officers in Compensation Decisions. The Chief Executive Officer annually reviews the performance of each of the other Named Executive Officers. Based on this review, he makes compensation recommendations to the Committee, including recommendations for salary adjustments, annual cash incentives, and long-term equity-based incentive awards. In addition, other members of Management also annually assess performance for other Executive Officers and make compensation recommendations to the Committee. Although the Committee considers these recommendations along with data provided by its other advisors, it retains full discretion to set all compensation for the Company’s Executive Officers.

The Committee’s Considerations. The Committee considers both the aggregate amounts and mix of an Executive Officer’s “Total Direct Compensation” (base salary, annual cash incentive compensation and long-term equity-based incentive compensation) when making decisions. The Committee assesses Total Direct Compensation relative to competitive market data in its November meeting, discusses recommendations for executive compensation in its January meeting and approves final recommendations at its February meeting.

Based on its most recent review of the competitive data, the Committee has determined that the 2007 compensation structure for Executive Officers is effective and appropriate. The structure reflects the Company’s compensation philosophy, in that its targets are tied to the market median, it has appropriate leverage to ensure a strong linkage between compensation and performance, and it drives rewards based on the most relevant performance measures for the Company. Also based on this review, the Committee determined that the Company’s aggregate 2006 Total Rewards package (and potential payouts in the severance and change-in-control scenarios) for its Named Executive Officers is reasonable and not excessive.

The Committee believes that the relative difference between the compensation of the Chief Executive Officer and the compensation of the Company’s other Executive Officers is consistent with such differences found in the Company’s Compensation Peer Group and reference labor market. Further, the Committee has reviewed the relationship between the compensation for the Chief Executive Officer and other Executive Officers and has deemed it to be appropriate.

Compensation Philosophy

The Company’s executive compensation program is intended to drive shareholder value by attracting and retaining talented executives, motivating executives to achieve corporate objectives, and encouraging ownership among the Executive Officers to align their interest with that of the shareholders. It is constructed to allow the Company to provide competitive target compensation for talented executives and to differentiate actual pay based on the level of individual and organizational performance. The executive compensation program consists of three components: base salary, annual cash incentive compensation, and long-term equity-based incentive compensation.

The executive compensation program is intended to provide market median compensation for median performance relative to the Company’s Compensation Peer Group (identified below) and to pay at the 75th percentile for upper quartile performance relative to that Compensation Peer Group. The Committee refers to the Company’s Compensation Peer Group in making decisions related to compensation based on performance. In cases where data for the Compensation Peer Group is incomplete, the Company may use data from a broader reference group that includes a wider variety of financial services organizations from Towers Perrin’s proprietary compensation database.

The Company also intends that its Total Rewards Program (including benefits and perquisites) be tied to the competitive market median. The Company periodically reviews competitive benefits analyses to ensure that its programs are consistent with those offered by other financial services companies.

Executive Officers’ eligibility for compensation and benefits is generally determined in a manner that is consistent with other employees at the Company. In addition, the timing and terms of incentive compensation awards for Executive Officers are consistent with those of other eligible employees at the Company.

Benchmarking Methodology

In making compensation decisions, the Committee compares each element of Total Direct Compensation with compensation information from a peer group of publicly traded banking and financial institutions (collectively the “Compensation Peer Group”). For the Executive Officers, proxy statement as well as survey information related to the Compensation Peer Group are considered. The Compensation Peer Group consists of companies with which the Committee believes the Company competes for talent and for stockholder investment. The following 13 companies were identified prior to the start of 2006 by the Committee as the Compensation Peer Group:

AmSouth Bancorporation	The PNC Financial Services Group, Inc.
BB&T Corporation	Regions Financial Corporation
Comerica Incorporated	SunTrust Banks, Inc.
Huntington Bancshares Incorporated	U.S. Bancorp
KeyCorp	Wachovia Corporation
M&T Bank Corporation	Wells Fargo & Company
National City Corporation

During 2006, in preparation for its competitive compensation assessment, the Committee broadened its Compensation Peer Group by adding the following companies:

The Bank of New York Company, Inc.	State Street Corporation
Mellon Financial Corporation	Washington Mutual, Inc.
Marshall & Ilsley Corporation	Zions Bancorporation
North Fork Bancorporation, Inc.

The Committee had a number of reasons for adding these peers:

•	Expanding the size of the Compensation Peer Group to reduce its volatility and minimize the impact of any one company

•	Introducing additional companies with core businesses similar to the Company’s businesses

•	Allowing for anticipated consolidation among existing peers

Based on recent merger activity, the following companies will be removed from the Company’s Compensation Peer Group for 2007:

AmSouth Bancorporation

Mellon Financial Corporation

North Fork Bancorporation, Inc.

The Company’s revenues, assets and market capitalization are near the median of its Compensation Peer Group. The Committee annually reviews its Compensation Peer Group and considers changes to the Compensation Peer Group deemed necessary to ensure that the nature and size of the organizations continue to be appropriate. Based on Capital One Financial Corporation’s acquisition of North Fork Bancorporation, Inc., Capital One will be added to the Company’s Compensation Peer Group for 2007.

Compensation Strategy

The Company’s compensation strategy refers to the structure and programs designed to achieve its compensation philosophy.

Compensation Structure. The compensation structure (i.e., each element of pay described below and the respective targets and ranges of pay for each element) for Executive Officers is reviewed annually. When determining the compensation structure, the following items are considered:

•	The most recent comparative proxy statement and survey data for similar jobs among the Compensation Peer Group

•	The median and 75th percentile peer data for each element of compensation (base salary, target annual cash incentive compensation, and target long-term equity-based incentive compensation)

•	The ability to provide market median “Total Cash Compensation” (i.e., base salary plus annual cash incentive compensation) for median levels of performance relative to the Compensation Peer Group

•	The ability to provide 75th percentile Total Cash Compensation for upper quartile performance relative to the Compensation Peer Group

Base Salary. The Committee reviews individual base salaries of the Company’s Executive Officers annually (and/or at the time of promotion). Salary increases are based on the Company’s overall performance and the executive’s attainment of individual objectives during the preceding year in the context of competitive market data. The objectives of the Company’s base salary program are to provide salaries at a level that allows the Company to attract and retain qualified executives and to recognize and reward individual performance. Base salary levels also drive other elements of Total Rewards, including the annual cash incentive compensation target and retirement benefits. The following items are considered when determining base salary levels:

•	Market data provided by the Company’s outside consultants

•	The Executive Officer’s experience, scope of responsibilities, performance and potential

•	Internal equity in relation to other Executive Officers with similar levels of experience, scope of responsibilities, performance, and potential

•	Tax deductibility of base salary

Annual Cash Incentive Compensation. The annual cash incentive compensation program’s objective is to reward executives for superior revenue and earnings growth in conjunction with effective management of expenses. Target award levels are established at the beginning of the year for each Executive Officer based on market median target awards and are expressed as a percentage of base salary. The potential amounts of annual cash incentive compensation awards under the program for 2006 performance that the Executive Officers could earn were:

•	0-225% of target for each Executive Officer other than the Chief Executive Officer

•	0-167% of target for the Chief Executive Officer

Long-Term Equity-Based Incentive Compensation. The objective of the long-term equity-based incentive program is to align executives’ interests with shareholders’ interests and to link executive wealth accumulation with the long-term performance of the Company. Target award levels are established at the beginning of the year for each Executive Officer based on market median target awards, and actual awards are made based on individual performance relative to established objectives.

Other Plan Provisions. The annual cash and long-term equity-based incentive compensation awards are authorized under the Company’s Incentive Compensation Plan (the “Plan”). This Plan was approved and adopted by the Company’s shareholders in 2004.

The Company’s Code of Business Conduct and Ethics was amended on January 16, 2007 to clarify that the Company reserves the right to and, if appropriate, will seek restitution of any bonus, commission or other compensation received as a result of an employee’s intentional or knowing fraudulent or illegal conduct or misconduct, including the making of a material misrepresentation contained in the Company’s financial statements.

The Committee has delegated to certain Executive Officers the authority to grant equity awards for recruiting and retention purposes up to specified limits.

Pay Mix and Total Compensation for Executive Officers

Annual vs. Long-Term Compensation. The Company intends to attract and retain talented executives with competitive salaries and annual cash incentive compensation opportunities that deliver market-appropriate awards based on annual performance, balanced by long-term equity-based incentive compensation awards that also provide market-competitive opportunities to increase value commensurate with shareholder gains. In the past, the Company relied more heavily on long-term compensation to offset below-median Total Cash Compensation. However, the Company has recently shifted to a pay mix (i.e., proportions of base salary, annual cash incentive and long-term equity-based incentive compensation comprising Total Direct Compensation) that more closely approximates that of its peers to be more consistent with its pay philosophy and to enhance the Company’s ability to attract, motivate and retain talented executives.

The Company’s compensation structure is intended to be competitive on each element of pay for each role and contains the following 2007 pay mix (assuming target levels are achieved). The figures are expressed as a percentage of Total Direct Compensation and vary based on differences in the market pay mix for each role. The percentages below are based on the full value of the long-term equity-based incentive compensation awards on the grant date. Therefore, they differ from the figures included in the Summary Compensation Table columns “Stock Awards,” “Option Awards,” and “Total,” which are reported in accordance with SEC regulations and may include expense associated with prior years’ awards.

Named Executive Officer	Base Salary	Annual Incentive	Long-term Incentive
George A. Schaefer, Jr.	19%	12%	69%
Christopher G. Marshall	23%	23%	54%
Kevin T. Kabat	15%	27%	58%
Robert A. Sullivan	28%	23%	49%
Greg D. Carmichael	27%	27%	46%

Long-term Equity-Based Incentive Compensation. The Company employs various long-term equity-based incentive compensation awards intended to align executives’ awards with shareholders’ interests. These awards include stock-settled stock appreciation rights (“SARs”), restricted stock and performance shares.

For 2006, long-term equity-based incentive compensation awards for Executive Officers were generally granted in the following proportions:

Award Type	Proportion of long-term incentive value
SARs	75%
Performance Shares	25%

Long-term equity-based incentive award targets were first established in dollar terms. Actual share-based awards were calculated in the following manner for 2006:

•	Number of SARs granted = Total long-term equity-based incentive value multiplied by 75%, and divided by the stated SAR value for 2006 ($10 for 2006 awards)

•

Number of performance shares granted = Total long-term equity-based incentive value multiplied by 25%, and divided by the 30-day average share price at the beginning of the performance period ($39.14 for 2006 awards)

The Company has employed this mix of long-term equity-based incentive compensation awards for its Executive Officers since 2004 based on the belief that a substantial portion of the long-term equity-based incentive compensation opportunity should come from a growth-oriented incentive (i.e., SARs) that aligns executives’ interests with those of the Company’s shareholders. In addition, the Company believes that a full-value share award with strong performance requirements (i.e., performance shares) is important to drive a clear results orientation with stronger retention value and enhanced ownership creation opportunities.

Cash vs. Non-Cash Compensation. The Company pays base salary and annual incentive compensation in cash. Most of its long-term equity-based incentive compensation awards (i.e., 87.5% of the target value) are paid in the form of shares of the Company’s common stock. Half of an executive’s earned performance shares, however, would be paid in cash to allow the recipient to pay applicable taxes on the awards. The remaining performance shares and all of the proceeds from option and SAR exercises are delivered in shares of the Company’s common stock to align the executive’s interests with those of the shareholders, to increase the executive’s ownership in the Company, and to meet the Company’s executive stock ownership guidelines.

Tally Sheet. For the past three years, the Committee has used a tally sheet of all compensation and potential payouts when approving compensation matters. The Committee reviews all components of the Company’s Chief Executive Officer, Chief Financial Officer and the other Named Executive Officers’ compensation, including:

•	Base salary

•	Annual cash incentive compensation

•	Long-term equity-based incentive compensation

•	Accumulated, realized and unrealized equity award gains

•	The dollar value to the executive and cost to the Company of all perquisites and other personal benefits

•	The earnings and accumulated payout obligations under the Company’s nonqualified deferred compensation program

•	The projected payout obligations under the Company’s supplemental executive retirement plan

•	Several potential termination scenarios.

In February 2007, the Committee reviewed a tally sheet containing all the above components and the associated dollar amounts for projected 2007 compensation and found that the figures were appropriate and reasonable. Also at that time, the Committee reviewed a sensitivity analysis of the relationship between each Named Executive Officer’s 2007 target Total Direct Compensation and the Company’s performance (both stock price performance and financial results). The Committee was satisfied that the 2007 compensation structure provides significant differentiation in the payouts for high versus low levels of performance.

Final Determinations. The Committee considers several factors and objectives relevant to each specific program when determining compensation. The Committee also contemplates each award’s impact on the Total Direct Compensation package. For example, as described in the 2006 Variable Compensation Plan section below, when the Committee evaluated performance relative to goals to determine the appropriate annual cash incentive award for Executive Officers, it considered the impact on the Executive Officers’ Total Cash and Total Direct Compensation relative to the Company’s Compensation Peer Group.

While Total Direct Compensation is intended to target the median of the relevant market data, actual compensation (both amount and mix) for executives varies based on their performance, prior experience and other pertinent factors. In addition, for purposes of attracting and retaining key executives, the Committee may determine that an additional award, an above-median sign-on package or an incentive guarantee for a new hire, or a Total Direct Compensation package that is above market median is appropriate.

Pay for Performance

As illustrated in the Pay Mix and Total Compensation for Executive Officers section above, the majority of Executive Officers’ Total Direct Compensation varies based on the performance of the Company. Their compensation is based on individual, division and Company performance. Company performance is evaluated from a variety of perspectives, including:

•	Absolute performance and performance relative to peers

•	Return measures including return on equity and return on assets

•	Growth in core deposits, loans, fees, total revenue, net income and earnings per share

•	Efficiency ratio

•	Stock price growth and price/earnings ratio

Annual cash incentive compensation awards to Executive Officers are approved and funded on the basis of Company performance and allocated to each participant based on individual and divisional performance. Long-term equity-based incentive compensation awards are allocated to each participant based on individual performance. The awards are earned, and derive value, based on shareholder return and stock price appreciation. Amounts realizable from prior compensation awards do not impact decisions relative to future awards or benefits because of the Company’s belief that prior awards were made on a performance basis.

2006 Variable Compensation Plan

Plan Design. The Company refers to its annual cash incentive compensation program as the “Variable Compensation Plan” or the “VCP.” During meetings held in late 2005 and early 2006, the Committee engaged in extensive discussions about the VCP’s objectives and the metrics and design that would best achieve those objectives. The Committee emphasized core revenue and earnings growth with a focus on the quality of earnings. In addition, the Committee noted the VCP should reflect the economic and business environment for the performance year without discouraging decisions in the best interest of the Company’s long-term success.

In discussing the appropriate funding metrics, the Committee noted the 2005 VCP relied solely on Earnings Per Share (“EPS”). While EPS is a common and visible measure of performance, the Committee decided that it should not be the only measure for the 2006 VCP because of:

•	the negative earnings impact of the Company’s securities portfolio, and

•	the shape of the yield curve, which mitigated the revenue growth required to generate the target EPS.

After evaluating various measures, the Committee determined that Return on Equity (“ROE”) relative to peers would most appropriately align the Company’s rewards with its compensation philosophy. The Company used Operating ROE (adjusted to exclude certain non-recurring items for the Company and its peers) to most effectively make performance comparisons across the Compensation Peer Group.

The Committee determined that EPS and ROE would be used in the determination of 2006 VCP funding, and that they would not be weighted to better allow the Committee to exercise its business judgment in determining awards under the VCP. The Committee has the discretion under the VCP to consider non-core items impacting financial performance of the Company as well as any other measures that contribute to the Company’s results.

Performance Goals. The EPS goals under the VCP were scaled to represent four levels of performance: threshold, target, stretch, and maximum. The Committee established the EPS target for 2006 at $2.81, and determined that there was a significant challenge (relative to peers) associated with meeting the EPS target performance level. Given the Company’s balance sheet position, the core deposit, loan and fee growth required to meet the EPS goal was higher than the expected peer median growth rates. The Committee placed the goal for relative ROE at the median of the Compensation Peer Group, reflecting the Company’s philosophy to tie target pay to median performance. Linear interpolation is used to calculate funding levels between stated performance levels.

Determination of Awards. Over the past several months, the Committee reviewed information relative to the Company’s performance and strategic actions, and the competitive environment (for both performance and compensation). At its August 2006 meeting, the Committee reviewed the Company’s financial performance on a variety of measures (e.g., EPS, ROE relative to peers, core deposit growth and loan growth), both results for the first six months and the full-year forecast. At that time, Management also presented the Committee with information about events that impacted 2006 EPS. The Committee considered a variety of alternatives to ensure that the VCP would achieve the stated objectives of driving core revenue and earnings growth over the long-term. The Committee determined that the Company’s relative ROE would be more reflective of its performance relative to peers than would absolute EPS performance, given the Company’s balance sheet position and its effect on the Company’s EPS.

At its November 2006 meeting, the Committee evaluated 2006 survey and proxy statement data from its Compensation Peer Group. Based on mid-year changes in the Named Executive Officers’ roles and increases in the Compensation Peer Group’s median annual cash incentive compensation targets, the Company’s 2006 VCP target award levels were below market median levels. The 2006 compensation structure would not achieve the stated objective of providing median compensation for median performance.

At its January and February 2007 meetings, the Committee considered the actions taken in the fourth quarter of 2006 at the Board’s direction that were in the best long-term interest of the business but which had a negative effect on 2006 earnings. Specifically, on November 20, 2006, the Bancorp’s Board of Directors approved taking balance sheet actions to:

•

improve the Company’s asset/liability profile by reducing the size of the Company’s available-for-sale securities portfolio to a size that was more consistent with the Company’s liquidity, collateral, and interest rate risk requirements;

•	improve the composition of the Company’s balance sheet with a lower concentration in fixed rate assets;

•	lower wholesale borrowings to reduce leverage; and

•	improve the position of the Company for an uncertain economic and interest rate environment.

In addition, Management continued to make investments in technology, people and new banking centers to grow revenue and earnings into the future.

The Committee also revisited the Company’s performance at its January and February 2007 meetings and considered a variety of objective and subjective issues to ensure the proper application of its business judgment including:

•	The Company’s relative Operating ROE above the median of its Compensation Peer Group (55th percentile)

•	The Company’s EPS below the threshold level established for the VCP

•	The 2006 target compensation of the Company’s Named Executive Officers significantly below that of its Compensation Peer Group

•

The impact of significant changes in Management over the last 12-18 months, including the promotion of certain of the Named Executive Officers and the assumption of new individual roles and responsibilities

•	Decisions made to invest in certain items for future growth in the best long-term interests of the Company

•	Economic conditions that impacted all financial institutions in 2006 and impacted the Company more significantly than its Compensation Peer Group

•	The impact of the Company’s balance sheet actions on 2006 earnings

•	The Company’s strong growth in loans, core deposits, and core fee revenue and a superior efficiency ratio, consistent with those contemplated at the time the Plan was established

•	The accomplishment of Management leadership objectives

•	The individual performance of each Named Executive Officer

The Committee considered the preceding items and applied its business judgment to ensure that awards are consistent with the Company’s compensation philosophy and with the VCP’s objectives. As a result, the Committee made the following decisions with respect to the 2006 VCP awards:

•	The Company’s performance relative to its peers warranted a payout under the VCP at below target levels to Messrs. Kabat and Sullivan because of the factors outlined above.

•

The Company’s performance relative to its peers warranted a payout under the VCP at slightly above target to Mr. Carmichael because of the factors outlined above and because of the significant additional responsibilities Mr. Carmichael assumed during 2006.

•

The Named Executive Officers (other than the Chairman) were rewarded based on the considerations outlined above and because prior decisions affecting the Company’s balance sheet were not in their direct control at that time. Since the impact of the balance sheet actions was one of the factors the Committee considered in deciding to pay awards under the VCP to the Named Executive Officers, and since Mr. Schaefer did participate in the development and execution of the previous balance sheet decisions, the Committee determined that Mr. Schaefer would not receive a payout under the VCP for 2006.

•	Mr. Marshall’s award was guaranteed as a part of his employment offer to join the Company during 2006.

•	The Committee believes that the approved awards result in the appropriate alignment between pay and performance, both absolute and relative to the Company’s Compensation Peer Group:

1.	The payouts under the VCP for each of the other Named Executive Officers resulted in annual cash incentive compensation between the 10th and 25th percentiles of the Compensation Peer Group based on 2006 proxy data (which reported actual payouts for 2005 results).

2.	Total Direct Compensation (excluding the one-time January grants described in the Executive Ownership and Capital Accumulation section) of the other Named Executive Officers is positioned between the 18th and 33rd percentiles of the Compensation Peer Group based on 2006 proxy data.

3.	Total Direct Compensation of the other Named Executive Officers including the one-time January grants is positioned between the 37th and 54th percentiles of the Compensation Peer Group.

2006 Long-term Equity-based Compensation Awards

Long-term equity-based incentive compensation awards for the Executive Officers are made to align the focus and rewards with the interests of the Company’s shareholders and to facilitate share ownership among Executive Officers. Award levels are determined based on market median pay levels, Company performance, and the individual performance of each Executive Officer, such as:

•	Division’s revenue and expenses vs. budget

•	Internal and external customer service levels

•	Performance relative to the Company’s strategic initiatives

•	Results related to specific individual responsibilities

The Chief Executive Officer recommends the award levels for the other Executive Officers and the Committee makes the final award determination for all Executive Officers.

These grants provide incentive for the creation of shareholder value since the full benefit of the grant to each Executive Officer can only be realized with an appreciation in the price of the Company’s common shares or through reasonable relative total shareholder return, depending on the type of award. The Company does not grant discounted stock options or SARs, re-price previously granted stock options or SARs, or grant reload stock options.

SARs for Executive Officers have generally been and will continue to be granted at the closing price of the Company’s common stock on the date of grant, with a 10-year term and 4-year graded vesting. These award terms are consistent with the annual grant for all eligible employees at the Company. In the past, the Committee had established the grant date to be the Friday following the Committee’s approval. Beginning in 2007, the grant date will be the date of the Compensation Committee’s approval of the awards, which will typically be at a March or April Compensation Committee meeting. The Company does not adjust the timing of its annual grant based on SEC filings or press releases. Rather, the annual grant date is established and communicated months in advance.

Performance shares are granted with goals set in terms of three-year total shareholder return relative to the Company’s Compensation Peer Group at the date of the award grant. Total shareholder return was selected as the measure when the plan was introduced in 2004, and subsequently retained, because of its strong alignment with shareholder interests. The grants established varying payouts for increasing levels of relative total shareholder return, and aligned with the Company’s philosophy of tying median pay to median performance with appropriate upside and downside leverage:

Performance Level	Payout
40th percentile (threshold)	50% of award
50th percentile (target)	100% of award
90th percentile (maximum)	200% of award

Performance shares would be paid 50% in cash and 50% in the Company’s common stock. The cash payout is intended to cover applicable taxes on the awards so the Executive Officer can retain the shares earned. No payouts have yet occurred under these awards. The three-year performance period for the first grant of performance shares will conclude on March 31, 2007 and the performance targets are not expected to be met; therefore, the awards are not expected to be earned.

Tax and Accounting Impact

Deductibility of Executive Compensation. Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for annual compensation over $1,000,000 paid to the Company’s Named Executive Officers. While the Company designed the Incentive Compensation Plan and its Performance Goals to meet the criteria for deductibility under Section 162(m), the Committee also retained discretion to consider unusual items (both positive and negative) that impacted EPS and ROE of the Company. The Committee elected to focus on the relative ROE measure in the VCP in addition to the other subjective and objective factors described above, and determined that annual cash incentive awards should be made to Executive Officers excluding the Chief Executive Officer. The Committee believes that some compensation for 2006 paid to Messrs. Carmichael, Kabat, Schaefer and Sullivan is not properly deductible under the Code. The Committee also believes that any non-deductible amounts paid to these Named Executive Officers for 2006 will not be significant to the Company.

Nonqualified Deferred Compensation. The American Jobs Creation Act of 2004 was signed into law on October 22, 2004, changing the tax rules applicable to nonqualified deferred compensation arrangements. While the final regulations have not yet become effective, the Company believes it is operating in good faith compliance with the statutory provisions, which were effective January 1, 2005. A more detailed description of the Company’s nonqualified deferred compensation arrangements is provided on page 30 under the heading “Nonqualified Deferred Compensation”.

Accounting and Financial Reporting. Effective January 1, 2006, the Company began accounting for long-term equity-based incentive compensation payments including stock options, SARs, restricted stock, and performance shares in accordance with the requirements of Statement of Financial Accounting Standard No. 123 (Revised 2004), “Share-Based Payment”.

Executive Ownership and Capital Accumulation

The executive compensation program is designed to provide opportunities for Executive Officers to build ownership in the Company and to align performance with shareholder interests. Accordingly, the Company has established share ownership guidelines for all officers at or above the Vice President level, including the Executive Officers. The amount of shares officers are required to retain varies based upon the officer’s position. These officers are expected to use shares net of taxes obtained through awards under the long-term equity-based incentive compensation program to establish a significant level of direct ownership. Stock ownership includes:

•	Shares owned individually and by immediate family

•	Restricted stock not yet vested

•	Shares held in the 401(k) plan

•	Shares held in the employee stock purchase plan

•	Shares held in the nonqualified deferred compensation plan.

Executive Officers who have not met the ownership guidelines are required to retain 50% of the net after-tax shares following exercise or receipt of the shares. In addition, Executive Officers are required to retain 100% of the net after-tax shares for one year following exercise or receipt of the shares. Specific ownership guidelines for the Named Executive Officers are:

2006 Share Ownership Guidelines

Chairman and Chief Executive Officer	150,000 shares
Other Named Executive Officers	30,000 shares

The Committee reviews progress toward achieving the ownership goal for the Company’s Executive Officers on an annual basis. Based on the 2006 review, three of the six Named Executive Officers had reached their ownership guideline. Of those who had not yet reached the ownership guideline, one increased his ownership over the prior year, one terminated employment during 2006 and the third was hired during 2006.

In February 2007, the Committee reviewed the ownership guidelines for the Company’s Executive Officers relative to competitive industry levels. Based on review of this analysis, the Committee instituted the following ownership guidelines:

2007 Share Ownership Guidelines

Chief Executive Officer	115,000 shares
Other Named Executive Officers	50,000 shares

Although the Company does not prohibit its Executive Officers from hedging shares of the Company’s common stock, any hedged shares are excluded from the calculation of Executive Officers’ ownership levels when analyzing progress toward meeting the stock ownership guidelines. The Company’s insider trading policy prohibits trading during designated blackout periods and requires approval by the Legal Department prior to any trade.

In order to retain its Executive Officers in a competitive labor market, many of whom are relatively new to their role and/or to the Company and who are guiding the Company through a leadership and performance transition, the Committee made a special equity grant in January 2006 to a select group of Executive Officers including three Named Executive Officers. The awards were made up of SARs (50% of the value, calculated using $10 per SAR) and restricted stock (50% of the value, calculated using the grant date closing price). Both awards will vest after four years of continued service. The Committee considered individual performance, transition issues, and current ownership levels when making these awards. These awards, in combination with the long-term equity-based incentive compensation grants made in April 2006, resulted in aggregate 2006 long-term equity-based incentive compensation awards for the Named Executive Officers (excluding Mr. Marshall who was hired in May 2006 and Mr. Graf who left the Company during 2006) below the 55th percentile of the Company’s Compensation Peer Group. The resulting Total Direct Compensation including these awards and the 2006 VCP awards is at the 31st percentile of the Compensation Peer Group based on 2006 proxy data.

The Company has not historically had a formal capital accumulation policy (i.e., guidance for the interplay between long-term equity-based incentive awards and retirement benefits). Instead, the Company has specifically benchmarked its compensation and retirement plans to the external market to ensure a competitive design. The Committee will continue to consider long-term equity-based incentive compensation awards in the context of market-competitive levels and individual and corporate performance.

Summary of Eligibility for Benefits and Perquisites

The Company has historically offered traditional benefits and modest perquisites to its Executive Officers. The table below illustrates eligibility for these benefits. “Yes” indicates that some or all of the employees in the category receive the benefit; “No” indicates that employees in this category are not eligible to participate in the program. Additional details are provided about the programs in either the footnotes to this table or the sections that follow.

Benefits and Perquisites	Executive Officers	Officers (Vice Presidents and above)	Full-time Employees
Medical and dental insurance	Yes	Yes	Yes
Life and disability insurance	Yes	Yes	Yes
401(k) plan	Yes	Yes	Yes
Employee stock purchase plan	No	Yes	Yes
Deferred compensation plan	Yes	Yes	No
Supplemental executive retirement plan(1)	Yes	Yes	No
Defined benefit pension plan(1)	Yes	Yes	Yes
Employee discount on Company products	Yes	Yes	Yes
Financial planning reimbursement(2)	Yes	Yes	No
Country club memberships(3)	Yes	Yes	No
Parking	Yes	Yes	No
Relocation assistance	Yes	Yes	Yes
Commuting expense reimbursement(4)	Yes	No	No

(1)	As described below, these plans are frozen for all employees except those who were age 50 with 15 years of service as of December 31, 1998.

(2)	The Company believes that effective financial planning optimizes an executive’s Total Rewards. The Chairman and Chief Executive Officer receives up to $100,000 in reimbursement for trust and estate planning fees. Other eligible executives receive reimbursement of varying amounts based on executive band level up to $10,000 in the first year and up to $7,500 in subsequent years for financial planning, tax preparation, and legal services. These reimbursements are increased to account for income taxes to the Executive Officer.

(3)	Selected executives and managers are reimbursed for country club memberships in situations where the membership would benefit the Company from a business development perspective.

(4)	The Company periodically assists remote, transferring or newly hired executives with expenses related to commuting.

Retirement Benefits

The Company’s retirement benefits are designed to assist employees in accumulating wealth to provide income during their retirement years. The retirement benefits are designed to attract and retain employees and to encourage employees to save money for their retirement while maintaining a competitive cost structure. Based on the Company’s research using two national benefits surveys, its retirement benefits are positioned near the market median for similar employers. The Company’s primary retirement benefit plan is a defined contribution 401(k) plan with a company match and possible additional discretionary contributions. The Company also maintains a defined benefit plan that has been frozen except for approximately 100 employees who had previously met its eligibility requirements and are permitted to continue participating.

401(k) and Profit-Sharing. The Company maintains a 401(k) plan for all eligible employees. The 401(k) plan provides a match to employee contributions and may also provide an annual discretionary profit-sharing contribution. The Company’s match is 100% of the first 4% of eligible compensation an employee contributes to the plan, and is invested in the Company’s common stock fund. Participants are able to immediately redirect the matching contribution to any of the plan’s existing investment alternatives. The discretionary profit-sharing contribution can range from 0%-10% of eligible compensation based on the Company’s performance, and is invested in the participant’s existing 401(k) investment allocations. The discretionary contribution for 2006 was

3% of eligible compensation based on the Company’s financial results. All Named Executive Officers are eligible for this plan up to the IRS wage or contribution limits.

Pension Plan. The Company maintains a defined benefit pension plan. On December 31, 1998, the benefit plan was frozen except for employees who were age 50 or older and had at least 15 years of service at that time. The plan was frozen because the combination of this plan and the defined contribution plan provided benefits that may have exceeded retirement income needed by employees and resulted in the Company having benefit costs higher than its competitors. Employees who met the age and service requirement were “grandfathered” and continue to accrue benefits under that plan. Mr. Schaefer is the only Named Executive who continues to accrue benefits under this plan. Mr. Kabat also has a frozen benefit for his service while at Old Kent Bank prior to it being acquired by the Company. The Old Kent Bank defined benefit plan was frozen for all participants shortly after the Company acquired Old Kent Bank. The Company also has a supplemental executive retirement plan, The Fifth Third Bancorp Supplemental Retirement Income Plan (“SERP”), that mirrors the qualified defined benefit plan except that it provides benefits that are lost under the qualified plan due to IRS qualified plan limits. The SERP was also frozen for all participants except for the grandfathered participants in the qualified defined benefit pension plan. The retirement benefit under both the defined benefit pension plan and the SERP is based on years of service and a percent of an employee’s highest five consecutive years of earnings over the last ten years of employment. Compensation for retirement benefit calculations is defined as the base salary plus variable compensation.

Health and Welfare Benefits

The Company offers medical, dental, life and disability insurance to its employees. The benefits are designed to attract and retain employees and provide security to employees for their health and welfare needs. Based on the Company’s research using two national benefits surveys, its health and welfare benefits are positioned near the market median for similar employers. These benefits are offered to employees and Named Executive Officers on a uniform basis and are subject to insurance policy limitations. The Company provides life insurance coverage equal to an employee’s base salary, up to $1,000,000. The Company’s long-term disability benefit is 60% of an employee’s base salary and the benefit is limited to $20,000 per month. The Company also offers a short-term disability benefit with similar benefits to the long-term disability program.

Paid Time Off Benefits

The Company offers employees vacation days, sick days and other paid time off benefits. These benefits are offered to all employees with variances based on an employee’s years of service and officer status.

Deferred Compensation

The Company offers its officers (Vice President level and above) a nonqualified deferred compensation plan. This plan allows for the deferral of base salary and/or bonus. The plan also provides for the Company to make a contribution for loss of qualified plan 401(k) match and/or discretionary contribution due to deferral of pay into this plan or due to wage and/or contribution limitations under the qualified 401(k) plan. These contributions have historically been invested 100% in the Company’s common stock; however, beginning January 1, 2007 participants may diversify their investments into the existing 401(k) plan investment alternatives.

The Company also maintains a Stock Option Gain Deferral plan. This plan was closed to new deferrals in 2005. Mr. Schaefer is the only Named Executive Officer who has an account balance in this plan. No future contributions can be made to this plan and payouts will be made post-employment according to elections under the plan that are currently in place.

Severance and Change-in-Control Benefits

The Company has historically had no employment contracts, severance agreements or change-in-control agreements with its Executive Officers. The Committee has determined that its lack of change-in-control agreements has placed the Company at a disadvantage relative to its peers in recruiting and retaining Executive Officers, as all members but two of the Company’s Compensation Peer Group have these agreements in place for their Executive Officers. As a result, in February 2007, the Compensation Committee approved the implementation of change-in-control agreements for less than 40 of its officers (including four of the Named Executive Officers). The severance benefits conferred in these agreements range from one to 2.99 times the individual’s base salary plus target annual cash incentive compensation, and other benefits, and are effective only in the event of both a change in control and termination of employment (including a constructive termination). For this purpose, a change in control would occur in any of the following instances:

•	Any person is or becomes the beneficial owner of 25% or more of the Company’s outstanding common stock

•	During any consecutive 2-year period, the Directors in office in the beginning of such period (or Directors who were approved by 2/3 of such Directors) cease to constitute a majority of the Board

•

The sale or disposition of substantially all of the Company’s assets or the merger or consolidation of the Company with any other corporation unless the voting securities of the Company outstanding prior to such action continue to represent at least 50% of the voting power of the merged or consolidated entity

•	The Company’s shareholders approve a plan of complete liquidation of the Company

The agreements defer to the 2004 Incentive Compensation Plan for treatment of long-term equity-based incentive compensation, which provides for the accelerated vesting of unvested long-term equity-based incentive compensation awards in the event of a change in control. If a change in control occurs, all stock-based awards would vest immediately without the requirement of a termination of employment. Performance-based awards (including performance shares) would be immediately paid out at the higher of (1) the extent to which the performance goals had been met through the date of the change in control, or (2) the value at the date of the change in control of the number of target shares awarded at the grant. This change-in-control feature in the 2004 Incentive Compensation Plan uses the same definition of a change in control as the change-in-control agreements and was chosen by the Company in order to meet the prevailing practice of the Company’s peers at the time the Company implemented the Plan.

2007 Executive Compensation Changes

During its annual review of the design of its compensation plans, the Company identified a number of opportunities to more closely align its program to its strategic business objectives. An overview of the material changes made for 2007 is shown below.

•	Base salaries for the Named Executive Officers were adjusted as illustrated below:

Named Executive Officer	2006 Salary	2007 Salary	Change	Rationale
George A. Schaefer, Jr.	$990,018	$990,018	0.00%	Competitive salary
Christopher G. Marshall	$500,000	$515,000	3.00%	Merit increase
Kevin T. Kabat	$610,000	$900,000	47.54%	Promotional and merit increase
Robert A. Sullivan	$560,000	$565,600	1.00%	Merit increase
Greg D. Carmichael	$531,000	$569,500	7.25%	Promotional and merit increase

•	Target annual cash incentive award levels were increased, consistent with the Executive Officers’ roles and market median data

•

A “claw-back” provision similar to the one recently added to the Company’s Code of Business Conduct and Ethics to clarify that the Company reserves the right to and, if appropriate, will seek restitution of any bonus, commission or other compensation received as a result of an employee’s intentional or knowing fraudulent or illegal conduct or misconduct, including the making of a material misrepresentation contained in the Company’s financial statements, was added to instruments evidencing the Company’s compensation programs, including the annual cash and long-term equity-based incentive compensation awards

•	The design of the VCP was modified to include the following three measures. The measures were weighted as illustrated below to reflect their relative importance to the Company:

1.	EPS (40% weight)

2.	ROE relative to peers (40% weight)

3.	Efficiency Ratio relative to peers (20% weight)

Summary Compensation Table

The table below summarizes the compensation awarded, paid to, or earned by the Company’s Named Executive Officers during 2006. The headings in this table refer to the following items:

2006 Summary Compensation Table

Name & Principal Position	Year	Salary ($)	Bonus(1) ($)	Stock Awards(2)(5) ($)	Option Awards(2)(5) ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value & Nonqualified Deferred Compensation Earnings(3)(4) ($)	All Other Compensation(6) ($)	Total ($)
George A. Schaefer, Jr. Chief Executive Officer	2006	$990,018	—	$744,798	$4,154,453	—	—	$215,905	$6,105,173
Christopher G. Marshall Chief Financial Officer	2006	$307,686	$400,000	$86,722	—	—	—	$172,904	$967,312
Robert A. Sullivan Executive Vice President	2006	$557,459	$425,600	$732,359	$1,576,900	—	—	$92,216	$3,384,534
Kevin T. Kabat President	2006	$601,693	$463,600	$657,015	$1,073,750	—	$13,000	$91,195	$2,900,253
Greg D. Carmichael Executive Vice President and Chief Operating Officer	2006	$527,427	$440,800	$403,600	$570,329	—	—	$94,224	$2,036,380
R. Mark Graf Former Chief Financial Officer	2006	$336,003	—	$10,614	$147,402	—	—	$11,833	$505,853

(1)	Annual cash incentive awards under the VCP are included in this column. Because the performance measures in the VCP were not weighted for 2006, the entire award is categorized as Bonus. However, if those measures had been assigned equal weights when the 2006 VCP was established, the Non-Equity Incentive Plan Compensation and Bonus awards for each Named Executive Officer who received an award (besides Mr. Marshall whose award was guaranteed) would have been:

Executive	Non-Equity Incentive Plan Compensation	Bonus	Total Award
Robert A. Sullivan	$280,000	$145,600	$425,600
Kevin T. Kabat	$305,000	$158,600	$463,600
Greg D. Carmichael	$265,500	$175,300	$440,800

(2)	Assumptions used in determining fair value are disclosed in footnote 18 “Stock Based Compensation” located on page 72 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2006.

(3)	The amounts shown represent the increase in Mr. Kabat’s pension value during the year. Mr. Schaefer is already eligible for an immediate unreduced retirement benefit.

(4)	The Company has nonqualified deferred compensation plans. These plans are 100% invested in Company stock. The earnings on the plans are dividends and stock appreciation. These earnings would be the same as any shareholder who purchased shares at the same time shares were purchased for these plans. The amounts earned are disclosed in the “Nonqualified Deferred Compensation” table.

(5)	Messrs. Schaefer and Sullivan were retirement-eligible as of December 31, 2006. The figures reflect the accelerated expense recognition under Statement of Financial Accounting Standards No. 123 (R) for their long-term equity-based incentive compensation awards.

(6)	All Other Compensation:

Name	Perquisites and Other Personal Benefits		Registrant Contributions to Defined Contribution Plans	Insurance Premiums	Tax Reimbursements	Other(F)
George A. Schaefer, Jr.	$118,575	(A)	$69,002	$928	—	$27,400
Christopher G. Marshall	$155,000	(B)	$7,933	$270	—	$9,701
Robert A. Sullivan	$29,140	(C)	$38,900	$573	$763	$22,840
Kevin T. Kabat	$21,569	(D)	$42,697	$505	$1,968	$24,456
Greg D. Carmichael	$26,617	(E)	$36,870	$447	$1,150	$29,140
R. Mark Graf	—		$6,300	$315	—	$5,218

(A)	Of the amount shown for Mr. Schaefer, $94,546 represents trust and estate planning fees paid by the Company on behalf of Mr. Schaefer and the remaining amount represents country and other club dues.

(B)	Of the amount shown for Mr. Marshall, $155,000 represents relocation benefits. The relocation benefits are the 2006 portion of a cash payment calculated based on anticipated relocation-related expenses scheduled to be paid to Mr. Marshall between 2006 and 2009.

(C)	The amount shown for Mr. Sullivan represents trust and estate planning fees paid by the Company on behalf of Mr. Sullivan and country club dues.

(D)	The amount shown for Mr. Kabat represents trust and estate planning fees paid by the Company on behalf of Mr. Kabat and country club dues.

(E)	The amount shown for Mr. Carmichael represents trust and estate planning fees paid by the Company on behalf of Mr. Carmichael and country club dues.

(F)	Amounts in this column represent benefit choice dollars and dividends paid on restricted stock.

Grants of Plan-Based Awards

The following table illustrates the long-term equity-based incentive compensation awards made to Named Executive Officers during 2006. The table reflects the full value of awards made in 2006 unlike the figures in the Summary Compensation Table, which incorporates the vesting period and the Executive Officer’s retirement eligibility.

As described in the Compensation Discussion and Analysis section, three of the Named Executive Officers received grants of restricted stock and SARs on January 23, 2006 that will vest four years from the date of grant. Also, on April 7, 2006, four of the Named Executive Officers received grants of performance shares that will vest three years from the grant date and SARs that will vest in four equal annual installments from the date of grant. Additionally, Mr. Marshall received a grant of restricted stock on July 3, 2007 in connection with his appointment as Chief Financial Officer that will vest four years from the date of grant.

Dividends are paid on unvested restricted stock, which is reported in the All Other Stock Awards: Number of Shares of Stock or Units column below. Exercise prices for stock options and stock appreciation rights are equal to the closing price of the Company’s common stock on the date of grant. Performance shares are earned based on relative total shareholder return versus the Company’s Compensation Peer Group. Higher relative performance corresponds to a greater number of performance shares earned. There were no tandem awards, reload features, or tax-reimbursement provisions in connection with the stock appreciation rights. None of these awards has been repriced or modified. As described in the Compensation Discussion and Analysis section, the provisions of the 2004 Incentive Compensation Plan result in accelerated vesting in the event of a change in control.

2006 Grants of Plan Based Awards

			Estimated Future Payouts Under Non- Equity Incentive Plan Awards(2)				Estimated Future Payouts Under Equity Incentive Plan Awards(2)				All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($ / Sh)	Grant Date Fair Value of Stock and Option Awards(3) ($)
Name	Grant Date(1)	Date Grant Approved by Compensation Committee	Number of Units	Threshold ($)	Target ($)	Maximum ($)	Number of Units	Threshold (#)	Target (#)	Maximum (#)
George A. Schaefer, Jr.	4/7/2006	4/4/2006	11,178.00	$228,758	$457,516	$915,031	11,178.00	5,589.00	11,178.00	22,356.00	—	—	—	$875,014
	4/7/2006	4/4/2006	—	—	—	—	—	—	—	—	—	262,500	$39.36	$1,952,764
Christopher G. Marshall	7/3/2006	7/3/2006	—	—	—	—	—	—	—	—	18,868	—	—	$700,003
Robert A. Sullivan	1/23/2006	1/23/2006	—	—	—	—	—	—	—	—	—	60,000	$37.58	$392,070
	1/23/2006	1/23/2006	—	—	—	—	—	—	—	—	15,966	—	—	$600,002
	4/7/2006	4/4/2006	3,027.50	$61,958	$123,916	$247,831	3,027.50	1,513.75	3,027.50	6,055.00	—	—	—	$236,993
	4/7/2006	4/4/2006	—	—	—	—	—	—	—	—	—	71,100	$39.36	$528,920
Kevin T. Kabat	1/23/2006	1/23/2006	—	—	—	—	—	—	—	—	—	60,000	$37.58	$392,070
	1/23/2006	1/23/2006	—	—	—	—	—	—	—	—	15,966	—	—	$600,002
	4/7/2006	4/4/2006	3,027.50	$61,958	$123,916	$247,831	3,027.50	1,513.75	3,027.50	6,055.00	—	—	—	$236,993
	4/7/2006	4/4/2006	—	—	—	—	—	—	—	—	—	71,100	$39.36	$528,920
Greg D. Carmichael	1/23/2006	1/23/2006	—	—	—	—	—	—	—	—	—	60,000	$37.58	$392,070
	1/23/2006	1/23/2006	—	—	—	—	—	—	—	—	15,966	—	—	$600,002
	4/7/2006	4/4/2006	3,027.50	$61,958	$123,916	$247,831	3,027.50	1,513.75	3,027.50	6,055.00	—	—	—	$236,993
	4/7/2006	4/4/2006	—	—	—	—	—	—	—	—	—	71,100	$39.36	$528,920
R. Mark Graf	—	—	—	—	—	—	—	—	—	—	—	—	—	—

(1)	All 2006 grants were made under the Fifth Third Bancorp Incentive Compensation Plan as approved by shareholders on March 23, 2004.

(2)	Threshold, Target and Maximum amounts are calculated using the December 29, 2006 closing price of the Company’s common stock of $40.93.

(3)	Grant Date Fair Value of Equity and Non-Equity Incentive Plan Awards calculated as [total number of units] multiplied by [$39.14].
Grant Date Fair Value of Stock Awards calculated as [total number of shares] multiplied by [$37.58].
Grant Date Fair Value of Option Awards granted on January 23, 2006 calculated as [total number securities underlying options] multiplied by [$6.53].
Grant Date Fair Value of Option Awards granted on April 7, 2006 calculated as [total number securities underlying options] multiplied by [$7.44].

Outstanding Equity Awards at Year-End

The following table outlines outstanding long-term equity-based incentive compensation awards for the Named Executive Officers as of December 31, 2006. Each outstanding award is shown separately. Option Awards include non-qualified and incentive stock options, and stock appreciation rights. Stock awards include restricted stock and performance share awards. The vesting schedule for each award is described in the footnotes to this table.

Outstanding Equity Awards at December 31, 2006

	Option Awards						Stock Awards(13)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(12) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
George A. Schaefer, Jr.	4,404	—		—	$22.7037	5/8/2007	—		—	—	—
	333,098	—		—	$22.7037	5/8/2007	—		—	—	—
	2,712	—		—	$36.8611	3/17/2008	—		—	—	—
	334,790	—		—	$36.8611	3/17/2008	—		—	—	—
	2,046	—		—	$48.8750	3/11/2009	—		—	—	—
	372,954	—		—	$48.8750	3/11/2009	—		—	—	—
	300,000	—		—	$40.1667	3/22/2010	—		—	—	—
	250,000	—		—	$50.8125	4/5/2011	—		—	—	—
	250,000	—		—	$68.0100	4/22/2012	—		—	—	—
	165,000	55,000	(1)	—	$51.4600	3/28/2013	—		—	—	—
	—	200,000	(2)	—	$54.4000	4/19/2014	—		—	—	—
	51,981	155,942	(3)	—	$42.9000	4/8/2015	—		—	—	—
	—	262,500	(4)	—	$39.3600	4/7/2016	—		—	—	—
	—	—		—	—	—	15,000	(7)	$613,950	—	—
	—	—		—	—	—	—		—	60,896	$2,492,473
Christopher G. Marshall	—	—		—	—	—	18,868	(8)	$772,267	—	—
Robert A. Sullivan	16,078	—		—	$31.3480	1/1/2009	—		—	—	—
	19,140	—		—	$42.3197	1/3/2010	—		—	—	—
	19,140	—		—	$54.6708	1/2/2011	—		—	—	—
	60,000	—		—	$68.0100	4/22/2012	—		—	—	—
	48,750	16,250	(1)	—	$51.4600	3/28/2013	—		—	—	—
	—	60,000	(2)	—	$54.4000	4/19/2014	—		—	—	—
	15,595	46,782	(3)	—	$42.9000	4/8/2015	—		—	—	—
	—	60,000	(5)	—	$37.5800	1/23/2016	—		—	—	—
	—	71,100	(4)	—	$39.3600	4/7/2016	—		—	—	—
	—	—		—	—	—	15,966	(9)	$653,488	—	—
	—	—		—	—	—	—		—	17,617	$721,064
Kevin T. Kabat	26,983	—		—	$31.7160	6/16/2007	—		—	—	—
	53,967	—		—	$44.1720	6/15/2008	—		—	—	—
	65,268	—		—	$53.0500	6/21/2009	—		—	—	—
	—	60,000	(5)	—	$37.5800	1/23/2016	—		—	—	—
	97,125	—		—	$37.2410	6/19/2010	—		—	—	—
	150,000	—		—	$53.6250	4/2/2011	—		—	—	—
	50,000	—		—	$68.0100	4/22/2012	—		—	—	—
	45,000	15,000	(1)	—	$51.4600	3/28/2013	—		—	—	—
	—	55,000	(2)	—	$54.4000	4/19/2014	—		—	—	—
	15,595	46,782	(3)	—	$42.9000	4/8/2015	—		—	—	—
	—	71,100	(4)	—	$39.3600	4/7/2016	—		—	—	—
	—	—		—	—	—	15,966	(9)	$653,488	—	—
	—	—		—	—	—	—		—	17,169	$702,727

	Option Awards						Stock Awards(13)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(12) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Greg D. Carmichael	15,000	5,000	(6)	—	$57.4100	3/28/2013	—		—	—	—
	—	45,000	(2)	—	$54.4000	4/19/2014	—		—	—	—
	15,595	46,782	(3)	—	$42.9000	4/8/2015	—		—	—	—
	—	60,000	(5)	—	$37.5800	1/23/2016	—		—	—	—
	—	71,100	(4)	—	$39.3600	4/7/2016	—		—	—	—
	—	—		—	—	—	15,966	(9)	$653,488	—	—
	—	—		—	—	—	2,500	(10)	$102,325	—	—
	—	—		—	—	—	—		—	16,272	$666,013
R. Mark Graf	4,797	—		—	$62.5300	4/5/2011	—		—	—	—
	15,203	—		—	$62.5300	4/5/2011	—		—	—	—
	1,470	—		—	$68.0100	4/22/2012	—		—	—	—
	18,530	—		—	$68.0100	4/22/2012	—		—	—	—
	11,250	3,750	(1)	—	$51.4600	3/28/2013	—		—	—	—
	—	8,500	(2)	—	$54.4000	4/19/2014	—		—	—	—
	5,193	15,576	(3)	—	$42.9000	4/8/2015	—		—	—	—
	—	—		—	—	—	781	(11)	$31,966	—	—
	—	—		—	—	—	—		—	—	—

(1)	All unexercisable shares will vest on March 28, 2007.

(2)	All unexercisable shares will vest on April 19, 2008.

(3)	One-third of the unexercisable shares will vest on each of April 8, 2007, 2008 and 2009.

(4)	One-fourth of the unexercisable shares will vest on each of April 7, 2007, 2008, 2009 and 2010.

(5)	All unexercisable shares will vest on January 23, 2010.

(6)	All unexerciseable shares will vest on June 2, 2007.

(7)	All unvested shares will vest on January 3, 2007.

(8)	All unvested shares will vest on July 3, 2010.

(9)	All unvested shares will vest on January 23, 2010.

(10)	All unvested shares will vest on June 2 2007.

(11)	All unvested shares will vest on April 19, 2008.

(12)	All Equity Incentive Plan Awards in this column will vest three years from the date of grant, subject to achievement of stated performance goals:
Of the amount shown for Mr. Schaefer, 17,938 will vest on April 19, 2007, 20,602 will vest on April 8, 2008 and 22,356 will vest on April 7, 2009.
Of the amount shown for Mr. Sullivan, 5,381 will vest on April 19, 2007, 6,181 will vest on April 8, 2008 and 6,055 will vest on April 7, 2009.
Of the amount shown for Mr. Kabat, 4,933 will vest on April 19, 2007, 6,181 will vest on April 8, 2008 and 6,055 will vest on April 7, 2009.
Of the amount shown for Mr. Carmichael, 4,036 will vest on April 19, 2007, 6,181 will vest on April 8, 2008 and 6,055 will vest on April 7, 2009.

(13)	Values are based on December 29, 2006 closing price of the Company’s common stock of $40.93.

Option Exercises and Stock Vested

The following table outlines stock options exercised and restricted stock vested during 2006. The Named Executive Officers did not exercise any SARs in 2006. The dollar figures in the table below reflect the value on the exercise date for Option Awards and the vesting date for Stock Awards.

2006 Option Exercises & Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
George A. Schaefer, Jr.	219,376	$4,807,774	—	—
Christopher G. Marshall	—	—	—	—
Robert A. Sullivan	54,168	$760,176	—	—
Kevin T. Kabat	—	—	—	—
Greg D.Carmichael	—	—	2,500	$97,025
R. Mark Graf	—	—	—	—

Pension Benefits

The following table illustrates the payments in connection with retirement, shown for each retirement plan. The table shows the present value of accumulated benefits payable to each of the Named Executive Officers, including the number of years of service credited to each such Named Executive Officer under each of The Fifth Third Bancorp Master Retirement Plan (the “Master Retirement Plan”) and The Fifth Third Bancorp Supplemental Retirement Income Plan (“SERP”) determined using interest rates and mortality rate assumptions consistent with those used in the Company’s Financial Statements (disclosed in footnote 22 “Retirement and Benefit Plans” located on page 78 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2006). The purpose of the SERP is to provide benefits that would have been provided by the Master Retirement Plan if the Internal Revenue Code did not place annual limits on compensation and benefits.

The Master Retirement Plan and SERP were frozen as of November 15, 1998 except for employees who were at least age 50 and had 15 years of credited service as of December 31, 1998. For the purpose of computing a benefit under these Plans on December, 31, 2006, Mr. Schaefer had 35 years of credited service. Mr. Schaefer continues to accrue benefits under these Plans. Mr. Kabat has a frozen benefit related to his service with Old Kent Financial Corporation. His annual benefit at age 65 would be approximately $65,400. Mr. Carmichael, Mr. Marshall, Mr. Sullivan and Mr. Graf joined the Company after these plans were frozen and therefore are not eligible to participate.

The figures in the table below were calculated as of December 31, 2006 using the earliest age (or current age, if older) at which the Named Executive Officer may retire under the plan without a reduction of benefits due to age.

The benefits under the Master Retirement Plan and the SERP for Mr. Schaefer are calculated using the highest five out of the last 10 years of eligible wages, which generally include base salary and annual cash incentive compensation. The monthly pension would equal the difference between 30.5 percent of his final average pay and 11.1 percent of that part of his final average pay that does not exceed his Social Security covered compensation. This monthly pension benefit was converted to a present value in the table below. Mr. Schaefer is eligible for an early, unreduced benefit.

The benefits under the Master Retirement Plan for Mr. Kabat are calculated using the highest five out of the last 10 years of eligible wages, which generally includes W-2 pay including pre-tax deferrals. The normal benefit is equal to 1.68% of average monthly compensation plus 0.625% of average monthly earnings in excess of his Social Security covered compensation. This monthly benefit was converted to a present value in the table below. Mr. Kabat will not be eligible for early retirement until age 55.

2006 Pension Benefits

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During 2006 ($)
George A. Schaefer, Jr.	Master Retirement Plan	35.00	$765,700	—
	SERP	35.00	$7,713,800	—
Christopher G. Marshall	—	—	—	—
Robert A. Sullivan	—	—	—	—
Kevin T. Kabat	Master Retirement Plan	19.75	$329,700	—
Greg D. Carmichael	—	—	—	—
R. Mark Graf	—	—	—	—

Mr. Kabat’s credited service is as of the date the Old Kent Retirement Income Plan was frozen on March 10, 2002. His actual service with the Company is over 23 years.

If Mr. Schaefer or Mr. Kabat elected to retire as of December 31, 2006 and take a lump sum payment, his actual benefit would be greater than disclosed in the Pension Benefits table because the discount rate and other assumptions used for the pension plan to compute the lump sum are different than the assumptions used for the Pension Benefits table. The following table reconciles the difference between the figures in the Pension Benefits table (using the assumptions outlined in Financial Accounting Standards No. 87, “Employers’ Accounting for Pensions”) and the actual value provided based on the Company’s retirement plan (using the assumptions specified in the Company’s plan).

	Mr. Schaefer	Mr. Kabat
Total present value in Pension Benefits table	$8,479,500	$329,700
Additional value due to difference between Statement of Financial Accounting Standards No. 87, “Employers’ Accounting for Pensions” assumptions and actual lump sum basis	$2,758,400	$3,700
Additional value due to unreduced early retirement benefits	$—	$—

Total potential post-employment Pension Benefits	$11,237,900	$333,400

Nonqualified Deferred Compensation

The Company maintains a Nonqualified Deferred Compensation Plan that allows participants to defer all but $50,000 of their base salary and 100% of their annual cash incentive compensation award. Participant contributions are not matched. For 2006, deferred compensation balances were invested only in the Company’s common stock. Beginning January 1, 2007, participants may diversify their investments into the same investment alternatives as are available in the Company’s 401(k) plan.

In addition, the Company makes contributions for loss of qualified 401(k) plan and/or discretionary contributions due to base salary or annual cash incentive compensation deferrals or due to wage and/or contribution limitations under the qualified 401(k) plan.

Distributions may be made in a lump sum or in up to ten annual installments. The Named Executive Officers may elect when the payments commence. The earliest distribution is August of the calendar year following retirement. The entire distribution may be made no later than the tenth plan year following the year of retirement. This plan is intended to comply with the requirements of Section 409(A) of the Internal Revenue Code.

The Company also maintains a Stock Option Gain Deferral Plan (“SOGD”) under which participants could have deferred receipt of shares of common stock from option exercises. Dividends on these shares are reinvested in shares of common stock under the plan. The SOGD was frozen to all future contributions during 2005 and any remaining balances in the SOGD will be paid in shares of common stock after termination of employment according to elections made by the employees.

The following table illustrates the nonqualified deferred compensation benefits by plan. It includes each Named Executive Officer’s and the Company’s contributions under the nonqualified plan as well as the earnings during 2006 (also reported in the Summary Compensation Table), but does not reflect matching 401(k) or discretionary contributions made under the qualified plan.

2006 Nonqualified Deferred Compensation

Name	Plan(1)	Executive Contributions in 2006 ($)	Registrant Contributions in 2006 ($)	Aggregate Earnings in 2006 ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at December 31, 2006 ($)
George A. Schaefer, Jr.	SOGD	—	—	$1,579,627	—	$13,800,416
	NQDC	—	$53,902	$575,007	—	$5,077,718
Christopher G. Marshall	NQDC	—	$7,933	$(5)	—	$7,928
Robert A. Sullivan	NQDC	—	$23,800	$33,586	—	$317,343
Kevin T. Kabat	NQDC	$36,102	$27,300	$36,918	—	$368,275
Greg D. Carmichael	NQDC	—	$21,770	$4,632	—	$62,345
R. Mark Graf	NQDC	—	—	—	—	—

Potential Payments Upon Termination or Change in Control

The estimated payouts under a variety of termination scenarios for the Named Executive Officers are shown below. For all termination scenarios, the figures reflect unvested long-term equity-based incentive compensation awards as of December 29, 2006 using that date’s closing stock price ($40.93).

Voluntary or Without Cause. The Company does not currently have contracts with its Named Executive Officers that would require cash severance payments upon termination. If the Named Executive Officer is retirement-eligible he would continue vesting in outstanding equity awards, the values of which are included in the table below. The Named Executive Officer’s termination would not result in enhanced retirement benefits beyond the benefits described in the Pension Benefits section. Eligibility for other payments would be determined in a manner consistent with all officers of the Company.

With Cause. The Company does not currently have contracts with its Named Executive Officers that would require cash severance payments upon termination. Under the terms of the 1998 Long Term Incentive Stock Plan, if the Named Executive Officer is retirement-eligible he may continue vesting in outstanding equity awards, the values of which are included in the table below. The Named Executive Officer’s termination would not result in enhanced retirement benefits beyond the benefits described in the Pension Benefits section. Eligibility for other payments would be determined in a manner consistent with all officers of the Company.

Death and Disability. Under the terms of the 2004 Incentive Compensation Plan and the 1998 Long Term Incentive Stock Plan, all outstanding awards vest immediately. Performance shares are earned on a prorated basis based on the Named Executive Officer’s full months of service and are adjusted based on the achievement of the performance goals. The Named Executive Officers’ termination would not result in enhanced retirement benefits, beyond the benefits described in the Pension Benefits section. In the event of death, the defined benefit pension would be a 50% joint and survivor payout. Eligibility for other payouts would be determined in a manner consistent with all other officers of the Company.

Change in Control. As described in “Severance and Change-in-Control Benefits” in the Compensation Discussion and Analysis section, on February 19, 2007 the Company implemented a number of agreements with four of the Named Executive Officers, among others, providing for the payment of benefits upon termination following a change in control (a “triggering event”). In exchange for the payments and benefits of the agreement, the eligible Named Executive Officer must sign an agreement at the time of the triggering event to not compete with, nor solicit employees or customers from, the Company for a period of three years following the Executive Officer’s termination. Forms of these agreements were filed with the Company’s Annual Report on Form 10-K for the year ended December 31, 2006.

The Company did not have these agreements in place on December 31, 2006. However, for the purposes of this analysis, the table below illustrates the payouts in the event of a change in control using the approved 2007 base salary and target annual cash incentive compensation. Equity awards were valued as of December 29, 2006 as described above.

The cash severance payment would be equal to 2.99 times the Named Executive Officer’s base salary plus their target annual cash incentive compensation award. In addition the Named Executive Officer would earn a pro-rated VCP award for the fiscal year of the termination. The table below reflects an assumed full-year VCP award at the target level.

Upon a change in control, as defined in the 2004 Incentive Compensation Plan approved by shareholders on March 23, 2004, outstanding equity awards (stock options, stock appreciation rights, and restricted stock) would vest immediately. This is true for all equity award recipients, not just for the Company’s Named Executive Officers. The value of performance shares would be calculated based on the current market value of the Company’s stock on the date of the change in control times the target number of performance shares determined on the date(s) of grant.

The Named Executive Officer would receive three additional years of age and service credit under the qualified and nonqualified defined contribution plans, and three years of medical, dental and life insurance benefits (which are reflected in the Other Benefits and Potential Excise Tax Gross-Up category below) upon a triggering event. The Named Executive Officers’ termination would not result in enhanced retirement benefits, beyond the benefits described in the Pension Benefits section. In the event that the change-in-control benefits subject the Named Executive Officer to excise tax on excess parachute payments as outlined under Sections 280G and 4999 of the Internal Revenue Code, if a 10% reduction in the benefits would eliminate the excise tax, the Named Executive Officer’s benefits will be reduced to the extent necessary to avoid the excise tax. If the payment exceeds the limit by more than 10%, the Company will make a tax gross-up payment to reimburse the Named Executive Officer for the excise tax and associated income taxes.

The table below contains the total payments for each termination scenario in bold with the details making up such total shown below each total.

	George A. Schaefer, Jr.	Christopher G. Marshall	Robert A. Sullivan	Kevin T. Kabat	Greg D. Carmichael	R. Mark Graf
Voluntary or Without Cause	$1,373,690	—	$1,067,440	—	—	—
Unvested Long-term Equity-based Awards(1)	$1,373,690	—	$1,067,440	—	—	—
Other Benefits	—	—	—	—	—	—

With Cause	$412,125	—	$966,115	—	—	—
Unvested Long-term Equity-based Awards(1)	$412,125	—	$966,115	—	—	—
Other Benefits	—	—	—	—	—	—

	George A. Schaefer, Jr.	Christopher G. Marshall	Robert A. Sullivan	Kevin T. Kabat	Greg D. Carmichael	R. Mark Graf
Disability	$1,373,690	$772,267	$1,067,440	$1,067,440	$1,169,765	$31,966
Unvested Long-term Equity-based Awards(1)	$1,373,690	$772,267	$1,067,440	$1,067,440	$1,169,765	$31,966
Other Benefits	—	—	—	—	—	—

Death	$1,373,690	$772,267	$1,067,440	$1,067,440	$1,169,765	$31,966
Unvested Long-term Equity-based Awards(1)	$1,373,690	$772,267	$1,067,440	$1,067,440	$1,169,765	$31,966
Other Benefits	—	—	—	—	—	—

Change in Control(2)	$1,700,002	$6,457,231	$7,732,840	$16,047,186	$8,547,586	$31,966
Cash Severance	—	$3,605,000	$3,506,720	$9,180,000	$3,986,500	—
Unvested Long-term Equity-based Awards	$1,700,002	$772,267	$1,326,647	$1,317,479	$1,401,446	$31,966
Other Benefits & Potential Excise Tax Gross-Up	—	$2,079,964	$2,899,473	$5,549,707	$3,159,640	—

(1)	Reflects retirement-eligibility for Messrs. Schaefer and Sullivan

(2)	Neither Mr. Schaefer nor Mr. Graf has a change-in-control agreement; their only benefits upon a change in control would relate to accelerated vesting of equity awards under the 2004 Incentive Compensation Plan

Director Compensation

The following table illustrates the 2006 and 2007 compensation structure for non-employee Directors. Employee Directors receive no compensation for their Board service. In addition to the compensation described below, each Director is reimbursed for reasonable out-of-pocket expenses incurred for travel and attendance related to meetings of the Board of Directors or its committees.

Element of Compensation	Annual Amount
Annual retainer (cash)	$25,000
Annual retainer (common stock)	$25,000
Annual committee chair retainer (cash)	$10,000
Board meeting fees—per meeting (cash)	$1,500
Committee meeting fees—per meeting (cash)	$1,500
Restricted stock award (1) (common stock)	$75,000

(1)	Vests four years after the date of grant

The Company’s Incentive Compensation Plan provides that the Compensation Committee has full authority to provide equity-based or other incentive awards to non-employee Directors. Equity-based awards shown in the table below were granted under the Incentive Compensation Plan. The Company has a stock ownership guideline for its Directors of shares having a value equal to at least $250,000.

Pursuant to a Deferred Compensation Plan, Directors may annually defer from one-half to all of their compensation as Directors until age 65 or until they cease to serve on the Board, whichever occurs last. The deferred funds bear interest until paid at an annually adjusted rate equal to 1% over the U.S. treasury bill rate or Directors may elect to receive a return on deferred funds at a rate equal to the rate of return on the Company’s common stock.

The following table summarizes the compensation earned by or awarded to each non-employee Director who served on the Board of Directors during 2006. Directors did not receive any Option Awards or Non-Equity Incentive Plan Compensation in 2006.

2006 Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1)(3) ($)	Option Awards(2) ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value & Nonqualified Deferred Compensation Earnings(4) ($)	All Other Compensation(5) ($)	Total ($)
Darryl F. Allen	$50,500	$99,987	$11,675	—	—	$1,531	$163,693
John F. Barrett	$72,500	$99,987	$11,675	—	—	$1,531	$185,693
James P. Hackett	$57,000	$50,241	$11,675	—	—	$1,531	$120,447
Gary R. Heminger	$6,000	—	$1,168	—	—	—	$7,168
Joan R. Herschede	$62,500	$99,987	$11,675	—	$310	$1,531	$176,003
Allen M. Hill	$78,500	$99,987	$11,675	—	—	$1,531	$191,693
Robert L. Koch II	$55,000	$99,987	$11,675	—	—	$1,531	$168,193
Mitchel D. Livingston Ph.D.	$60,500	$99,987	$11,675	—	$78	$1,531	$173,771
Kenneth W. Lowe	$43,000	$44,936	$11,675	—	—	$1,531	$101,142
Hendrik G. Meijer	$41,500	$89,140	$11,675	—	$468	$1,531	$144,314
Robert B. Morgan	$26,500	—	$11,675	—	—	—	$38,175
James E. Rogers	$49,000	$99,987	$11,675	—	—	$1,531	$162,193
John J. Schiff, Jr.	$46,000	$99,987	$11,675	—	—	$1,531	$159,193
Dudley S. Taft	$69,500	$99,987	$11,675	—	—	$1,531	$182,693
Thomas W. Traylor	$38,500	$99,987	$11,675	—	—	$1,531	$151,693

(1)	Outstanding Stock Awards for Directors totaled 24,882 shares as of December 31, 2006.

(2)	Outstanding Option Awards for Directors totaled 211,995 shares as of December 31, 2006:

Director	Number of Option Awards:
Darryl F. Allen	16,688
John F. Barrett	20,063
James P. Hackett	12,000
Gary R. Heminger	1,000
Joan R. Herschede	10,000
Allen M. Hill	15,000
Robert L Koch II	18,160
Mitchel D. Livingston, Ph.D.	15,000
Kenneth W. Lowe	5,000
Hendrik G. Meijer	12,000
Robert B. Morgan	20,063
James E. Rogers	18,798
John J. Schiff, Jr.	10,000
Dudley S. Taft	20,063
Thomas W. Traylor	18,160

(3)	The full fair value of stock awards granted in 2006 totaled $1,299,836:

Name	Grant Date	Shares Granted	Grant Date Fair Value of Restricted Stock Awards
Darryl F. Allen	4/3/2006	638	$24,997
	4/3/2006	1,914	$74,991
John F. Barrett	4/3/2006	638	$24,997
	4/3/2006	1,914	$74,991

Name	Grant Date	Shares Granted	Grant Date Fair Value of Restricted Stock Awards
James P. Hackett	4/3/2006	638	$24,997
	4/3/2006	1,914	$74,991
Joan R. Herschede	4/3/2006	638	$24,997
	4/3/2006	1,914	$74,991
Allen M. Hill	4/3/2006	638	$24,997
	4/3/2006	1,914	$74,991
Robert L. Koch II	4/3/2006	638	$24,997
	4/3/2006	1,914	$74,991
Mitchel D. Livingston, Ph.D.	4/3/2006	638	$24,997
	4/3/2006	1,914	$74,991
Kenneth W. Lowe	4/3/2006	638	$24,997
	4/3/2006	1,914	$74,991
Hendrik G. Meijer	4/3/2006	638	$24,997
	4/3/2006	1,914	$74,991
James E. Rogers	4/3/2006	638	$24,997
	4/3/2006	1,914	$74,991
John J. Schiff, Jr.	4/3/2006	638	$24,997
	4/3/2006	1,914	$74,991
Dudley S. Taft	4/3/2006	638	$24,997
	4/3/2006	1,914	$74,991
Thomas W. Traylor	4/3/2006	638	$24,997
	4/3/2006	1,914	$74,991

(4)	The Company maintains a deferred compensation plan for director fees. The plan allows investment in Company stock or one year U.S. treasury bills plus 100 basis points. Amounts disclosed represent directors who invested in U.S. treasury bills and earnings that exceeded the required disclosure threshold of 120% or more of the applicable federal long-term rate. The Directors who invested in Company stock would receive earnings equal to any other shareholder who invested like money at the same time during 2006.

(5)	Each Director received $1,531 in restricted stock dividends with the exceptions of Mr. Heminger and Mr. Morgan.

Beneficial Ownership

The following table sets forth certain information regarding the Named Executive Officers’ beneficial ownership of the Common Stock of the Company as of December 31, 2006:

Title of Class	Name of Officer	Number of Shares(1)	Percent of Class
Common Stock	George A. Schaefer, Jr.	3,410,698(2)	.6109%
Common Stock	Christopher G. Marshall	19,062.0034%
Common Stock	Robert A. Sullivan	298,515(3)	.0536%
Common Stock	Kevin T. Kabat	557,384.1001%
Common Stock	Greg D. Carmichael	23,614.0072%

(1)

The amounts shown represent the total shares owned outright by such individuals together with shares which are issuable upon the exercise of currently exercisable (or exercisable within 60 days), but unexercised, stock options and shares held in the name of spouses, minor children, certain relatives, trusts, estates and certain affiliated companies as to which beneficial ownership may be disclaimed. These individuals have the right to acquire the shares indicated after their names, upon the exercise of currently exercisable (or exercisable within 60 days) stock options: Mr. Schaefer, 2,015,004; Mr. Marshall, 0; Mr. Kabat, 488,343; Mr. Sullivan, 163,108; and Mr. Carmichael, 15,000. The amounts shown also include shares issuable upon termination of employment under the Company’s Nonqualified Deferred Compensation Plan. These individuals have the right to acquire the shares indicated after their names, upon termination of employment under the Company’s Nonqualified Deferred Compensation Plan: Mr. Schaefer, 124,058; Mr. Marshall, 194; Mr. Kabat, 8,963; Mr. Sullivan, 7,753; and Mr. Carmichael, 1,523.

(2)	Also includes 240,000 shares of common stock subject to a VPF Agreement between a FLP of which Mr. Schaefer and his spouse are the only partners and an unaffiliated third party. Under the VPF Agreement, the FLP received a cash payment in August 2004 in exchange for a promise to deliver at the maturity of the contract up to 240,000 shares of common stock or an equivalent amount of cash, in accordance with a formula set forth in the contract.

(3)	Also includes 50,000 shares of common stock subject to a VPF Agreement between a revocable trust (the “Trust”) of which he is the grantor and trustee, and an unaffiliated third party. Under the VPF Agreement, the Trust received a cash payment in May 2005 in exchange for a promise to deliver at the maturity of the contract up to 50,000 shares of common stock or an equivalent amount of cash, in accordance with a formula set forth in the contract.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s Executive Officers and Directors, and persons who own more than ten percent of a registered class of the Company’s stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Executive Officers, Directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Annual Statement of Changes In Beneficial Ownership of Securities on Form 5 were required for those persons, the Company believes that, for the period January 1, 2006 through December 31, 2006, its Executive Officers and Directors complied with all filing requirements applicable to them except for the failure to timely report on Form 4 a grant by the Company of shares of restricted stock to its Treasurer, Mahesh Sankaran. This transaction was subsequently reported on a Form 4.

COMPENSATION COMMITTEE REPORT

The following Report of the Compensation Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

The Compensation Committee has reviewed and discussed with Management the preceding Compensation Discussion and Analysis “CD&A” as well as the accompanying tables. Based on that discussion, the Committee recommended to the Board of Directors that the CD&A be included in this proxy statement and incorporated into the Company’s Annual Report on Form 10-K for the year ended December 31, 2006.

Allen M. Hill, Chairman

Kenneth W. Lowe

Hendrik G. Meijer

James E. Rogers

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

In 2006 the Compensation Committee members were Messrs. Hill, Meijer, Lowe and Rogers. No Executive Officer of the Company serves on any board of directors or compensation committee of any entity that compensates any member of the Compensation Committee.

REPORT OF THE AUDIT COMMITTEE

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

In accordance with its written charter adopted by the Board of Directors (“Board”) which may be found in the Corporate Governance Section of the Company’s website at www.53.com, the Audit Committee of the Board assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. During 2006, the Committee met twelve (12) times, and the Committee discussed the interim financial and other information contained in each quarterly earnings announcement and periodic filings to the Securities and Exchange Commission with the Chief Executive Officer, Chief Financial Officer, Controller and the independent registered public accounting firm prior to public release.

In discharging its oversight responsibility as to the audit process, the Committee obtained from the independent registered public accounting firm a formal written statement describing all relationships between the firm and the Company that might bear on the firm’s independence consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” discussed with the firm any relationships that may impact their objectivity and independence and satisfied itself as to the firm’s independence. The Committee also discussed with management, the internal auditors and the independent registered public accounting firm the quality and adequacy of the Company’s internal controls and the internal audit function’s organization, responsibilities, budget and staffing. The Committee reviewed both with the independent registered public accounting firm and internal auditors their audit plans, audit scope and identification of audit risks.

The Committee discussed and reviewed with the independent registered public accounting firm all communications required by standards of the Public Company Accounting Oversight Board (United States), including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees,” and, with and without management present, discussed and reviewed the results of the independent registered public accounting firms’ examination of the financial statements. The Committee also discussed the results of the internal audit examinations.

The Committee reviewed and discussed the audited consolidated financial statements of the Company as of and for the year ended December 31, 2006, and management’s assertion on the design and effectiveness of the Company’s internal control over financial reporting as of December 31, 2006 with management and the independent registered public accounting firm. Management has the responsibility for the preparation of the Company’s consolidated financial statements and their assertion on the design and effectiveness of the Company’s internal control over financial reporting and the independent registered public accounting firm has the responsibility for the examination of those consolidated statements and assertion.

Based on the above-mentioned review and discussions with management and the independent registered public accounting firm, the Committee recommended to the Board that the Company’s audited consolidated financial statements and report on management’s assertion on the design and effectiveness of internal control over financial reporting be included in its Annual Report on Form 10-K for the year ended December 31, 2006, for filing with the Securities and Exchange Commission. The Committee also appointed the independent registered public accounting firm.

James P. Hackett, Chairman

Darryl F. Allen, Vice Chairman

John F. Barrett

Joan R. Herschede

PRINCIPAL INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES

The following table sets forth the aggregate fees billed to Fifth Third Bancorp for the fiscal years ended December 31, 2006 and December 31, 2005 by the Company’s independent registered public accounting firm Deloitte & Touche LLP.

	December 31,
	2006		2005
Audit Fees	$2,882,000		$2,361,000
Audit-Related Fees	862,000	(a)	737,000	(a)
Tax Fees	111,000	(b)	191,000	(b)
All Other Fees	154,000	(c)	244,000	(c)

	$4,009,000		$3,533,000

(a)	Includes fees for services related to benefit plan audits, common trust fund audits, subsidiary company audits, reports pursuant to Statements on Auditing Standards No. 70, loan servicing reports, and trust compliance.

(b)	Includes fees for services related to tax compliance and tax consulting and planning. Of these amounts, for 2006 $63,000 represents fees for tax compliance services and $48,000 represents fees for tax consulting and planning services and for 2005 $163,000 represents fees for tax compliance services and $28,000 represents fees for tax consulting and planning services.

(c)	Includes fees for tax software licensing, security evaluation services, and other permitted advisory services. The audit committee has considered whether the provision of these services is compatible with maintaining the principal accountant’s independence.

The Audit Committee is responsible for pre-approving all auditing services and permitted non-audit services to be performed by the independent registered public accounting firm, except as described below.

The Audit Committee will establish general guidelines for the permissible scope and nature of any permitted non-audit services in connection with its annual review of the audit plan and will review such guidelines with the Board of Directors. Pre-approval may be granted by action of the full Audit Committee or, in the absence of such Audit Committee action, by the Audit Committee Chair whose action shall be considered to be that of the entire Committee. Pre-approval shall not be required for the provision of non-audit services if (1) the aggregate amount of all such non-audit services constitute no more than 5% of the total amount of revenues paid by the Company to the auditors during the fiscal year in which the non-audit services are provided, (2) such services were not recognized by the Company at the time of engagement to be non-audit services, and (3) such services are promptly brought to the attention of the Audit Committee and approved prior to the completion of the audit. No services were provided by Deloitte & Touche LLP pursuant to this exception.

CERTAIN TRANSACTIONS

Fifth Third Bancorp has engaged and intends to continue to engage in the lending of money through its subsidiary banks to various of its Directors, Executive Officers and corporations or other entities in which they may own a controlling interest. The loans to such persons (i) were made in the ordinary course of business, (ii) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and (iii) did not involve more than a normal risk of collectibility or did not present other features unfavorable to the Company.

The Charter of the Company’s Compensation Committee requires that the Compensation Committee pre-approve all related party or affiliate transactions between the Corporation and any of its affiliates, directors, officers and/or employees or in which any of such persons directly or indirectly is interested or benefited other than for extensions of credit otherwise covered by policies and procedures governed by Federal Reserve Regulation O.

PROPOSAL TO AMEND CODE OF REGULATIONS TO PROVIDE FOR THE ISSUANCE OF UNCERTIFICATED SHARES.

The Board of Directors, after careful consideration and recommendation by management and outside advisors, has adopted and now recommends shareholder approval of a proposal to amend Article VII of the Company’s Code of Regulations, as amended (the “Regulations”), to provide for the issuance of uncertificated shares of stock. Article VII of our Regulations currently provides that the stock of the Company shall be represented by certificates and does not allow the Company the flexibility to issue shares in uncertificated form. As discussed in more detail below, as an issuer of stock that is listed on the NASDAQ Stock Exchange, the Company must have the ability to issue uncertificated shares and certify such ability to NASDAQ no later than January 1, 2008. Accordingly, in order to satisfy NASDAQ requirements and to be able to utilize more modern methods for the holding and transfer of the Company’s publicly traded stock, the Board has unanimously approved an amendment to Article VII of the Regulations to allow for the issuance of uncertificated shares of stock to the full extent permitted under the laws of the State of Ohio, and the Board is recommending that the Company’s shareholders approve this amendment.

If the proposed amendment is approved, the Board of Directors will have the authority to adopt resolutions permitting uncertificated shares of stock to be issued for one or more class or series of the shares of capital stock of the Company consistent with limitations imposed by Ohio law. As required by Ohio law, no such resolution shall apply to shares represented by certificates until such certificates are surrendered to the Company. Also, any holder of shares will have the right to request a certificate representing his or her shares at any time.

In August 2006, the Securities and Exchange Commission approved rule filings by NASDAQ, the New York Stock Exchange, and the American Stock Exchange which require all listed issues to be eligible by January 1, 2008 for the Direct Registration System (“DRS”) administered by the Depository Trust Company. The Direct Registration System is a service within the securities industry that allows companies to issue shares in book entry form. DRS shares can be moved electronically between brokers and transfer agents through a secure, closed-end network administered by the Depository Trust Company. The Direct Registration System has been used by a growing number of public companies since its inception in 1996.

Shareholders of the Company may benefit from the implementation of uncertificated shares eligible to participate in the Direct Registration System in various ways, including:

•	Increased efficiency of transfers and sales;

•	Increased portability—shares can move between a transfer agent and broker;

•	Increased trading flexibility—shareholders can trade at any time and not risk “missing the market” because of delays possibly associated with the handling of physical certificates;

•	Reduced lost or stolen certificates and replacement fees; and/or

•	Reduced risk of fraudulent presentation of previously cancelled certificates.

The Company may obtain some or all of the following benefits upon reducing the need for physical stock certificates, including:

•	Reduced costs for printing, storage, insurance, postage and envelopes to mail certificates to shareholders;

•	Reduced risk of previously cancelled certificates being fraudulently presented as valid instruments, which minimizes risk for the Company, brokers and shareholders;

•	Reduced time and expense associated with the research and processing of un-exchanged certificates from previous corporate actions; and/or

•	Reduced costs attributable to lost certificate processing and related shareholder inquiries and correspondence.

For all of the above reasons, the Board believes that allowing for the issuance of uncertificated shares is in the best interests of the Company and its shareholders and that the failure to obtain the ability to issue uncertificated shares could jeopardize the Company’s ability to maintain its listing of shares on NASDAQ and any other major stock exchanges. Accordingly, the Board recommends that shareholders approve the proposed amendment to Article VII of the Regulations.

Code of Regulations

Annex 1 shows the changes to the relevant portions of Article VII of the Regulations resulting from the proposed amendment with deletions indicated by strike-outs and additions indicated by underlining. If approved, this Proposal will become immediately effective.

Vote Required

The resolution attached to this proxy statement as Annex 1 will be submitted for adoption at the Annual Meeting. The affirmative vote of the holders of shares of the common stock of the Company entitling them to exercise a majority of the voting power of such shares is necessary to adopt the proposal to amend the Regulations to provide for the issuance of uncertificated shares of stock. Proxies will be voted in favor of the resolution unless otherwise instructed by the shareholder. Abstentions and shares not voted by brokers and other entities holding shares on behalf of the beneficial owners will have the same effect as votes cast against the amendment.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ADOPTION OF THE AMENDMENT TO THE COMPANY’S CODE OF REGULATIONS TO PROVIDE FOR THE ISSUANCE OF UNCERTIFICATED SHARES.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors proposes and recommends that the shareholders approve the selection by the Committee of the firm of Deloitte & Touche LLP to serve as its independent registered public accounting firm for the Company for the year 2007. The firm has served as independent auditors for the Bank since 1970 and the Company since 1975. Representatives of Deloitte & Touche LLP will be present at the Annual Meeting to make such comments as they desire and to respond to questions from shareholders of the Company. Action by the shareholders is not required by law in the appointment of an independent registered public accounting firm, but their appointment is submitted by the Audit Committee of the Board of Directors in order to give the shareholders a voice in the designation of auditors. If the resolution approving Deloitte & Touche LLP as the Company’s independent registered public accounting firm is rejected by the shareholders then the Committee will reconsider its choice of independent auditors. Even if the resolution is approved, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders. Proxies in the form solicited hereby which are returned to the Company will be voted in favor of the resolution unless otherwise instructed by the shareholder. Pursuant to the Company’s Code of Regulations, the affirmative vote of a majority of the votes entitled to be cast by the holders of the Company’s Common Stock present or represented at the Annual Meeting and entitled to vote is required to approve the appointment of Deloitte & Touche LLP. Abstentions will have the same effect as a vote cast against the proposal. Shares not voted by brokers and other entities holding shares on behalf of beneficial owners will have no effect on the outcome. The Audit Committee of the Board of Directors recommends the adoption of the resolution.

2008 SHAREHOLDER PROPOSALS

In order for shareholder proposals for the 2007 Annual Meeting of Shareholders to be eligible for inclusion in the Company’s Proxy Statement, they must be received by the Company at its principal office in Cincinnati, Ohio, prior to November 12, 2007.

Any shareholder who intends to propose any other matter to be acted upon at the 2008 Annual Meeting of Shareholders (but not include such proposal in the Company’s Proxy Statement) must inform the Company no later than January 24, 2008. If notice is not provided by that date, the persons named in the Company’s proxy for the 2008 Annual Meeting will be allowed to exercise their discretionary authority to vote upon any such proposal without the matter having been discussed in the proxy statement for the 2008 Annual Meeting.

OTHER BUSINESS

The Board of Directors does not know of any other business to be presented to the Annual Meeting and does not intend to bring other matters before the Annual Meeting. However, if any other matters properly come before the Annual Meeting, it is intended that the persons named in the accompanying Proxy will vote thereon according to their best judgment and interest of the Company. No other shareholder has informed the Company of any intention to propose any other matter to be acted upon at the Annual Meeting other than a shareholder proposal properly omitted from the proxy statement and form of proxy pursuant to SEC Rule 14a-8. Accordingly, the persons named in the accompanying Proxy are allowed to exercise their discretionary authority to vote upon any such proposal without the matter having been discussed in this Proxy Statement.

A copy of the Company’s Annual Report on Form 10-K for the most recent fiscal year, as filed with the Securities and Exchange Commission, not including exhibits, will be mailed without charge to shareholders upon written request. Requests should be addressed to Paul L. Reynolds, Secretary, Fifth Third Bancorp, Fifth Third Center, MD 10AT76, Cincinnati, Ohio 45263. The Form 10-K includes certain listed exhibits, which will be provided upon payment of a fee covering the Company’s reasonable expenses.

By order of the Board of Directors

Paul L. Reynolds

Secretary

New or amended language is indicated by underlining

Deleted language is indicated by strike-outs

ANNEX 1

PROPOSAL TO AMEND CODE OF REGULATIONS TO

PROVIDE FOR THE ISSUANCE OF UNCERTIFICATED SHARES

“RESOLVED, that Article VII of the Code of Regulations of the Corporation, as amended, be amended and replaced in its entirety with the following:

ARTICLE VII.

STOCK AND TRANSFERS OF STOCK

Section 1. Uncertificated Shares of Stock; Stock Certificates. To the extent permitted by applicable law and unless otherwise provided by the Corporation’s Articles of Incorporation, the Board of Directors may provide by resolution that some or all of any or all classes and series of shares of capital stock in the Corporation shall be issued in uncertificated form pursuant to customary arrangements for issuing shares in such uncertificated form. Any such resolution shall not apply to shares then represented by a certificate until such certificate is surrendered to the Corporation, nor shall such a resolution apply to a certificated share issued in exchange for an uncertificated share. Within a reasonable time after the issuance or transfer of uncertificated shares, the Corporation shall send to the registered owner of the shares a written notice containing the information required to be set forth or stated on certificates pursuant to applicable law. Notwithstanding the foregoing, upon the written request of a holder of shares of the Corporation delivered to the Secretary of the Corporation, such holder is entitled to receive one or more certificates representing the shares of stock of the Corporation held by such holder. ~~The stock of the Corporation shall be represented by certificates~~ Any such certificate shall be signed by the Chairman of the Board, the President or a Vice President and the Secretary or Treasurer or an Assistant Secretary, and sealed with the seal of the Corporation. Such signatures and/or seal may be a facsimile, engraved or printed. In case any such officer who has signed any such certificate shall have ceased to be such officer before such certificate is delivered by the Corporation, it may nevertheless be issued and delivered by the Corporation with the same effect as if such officer had not ceased to be such at the date of its delivery. ~~The~~ Any certificate representing the stock of the Corporation shall be in such form as shall be approved by the Board of Directors and shall conform to the requirements of the laws of the State of Ohio.

Section 2. Transfer of Stock. Transfers of uncertificated shares of stock shall be made on the books of the Corporation only by the holder thereof in person or by attorney upon presentment of proper evidence of succession, assignation or authority to transfer in accordance with customary procedures for transferring shares in uncertificated form. Transfers of certificated shares of stock shall be made on the books of the Corporation only by the person named in the certificate, or by an attorney lawfully constituted in writing, and upon surrender and cancellation of a certificate or certificates for a like number of shares of the same class or series of stock, with duly executed assignment and power of transfer endorsed thereon or attached thereto, and with such proof of the authenticity of the signatures as the Corporation or its agents may reasonably require. No transfer of stock shall be valid until such transfer shall have been made upon the books of the Corporation.

Section 3. Lost Certificates. In case any certificate of stock shall be lost, stolen or destroyed the Board of Directors, in its discretion, or any officer or officers thereunto duly authorized by the Board of Directors, may authorize the issue of a substitute certificate or substitute stock in uncertificated form in the place of the certificate so lost, stolen or destroyed; provided, however, that in each such case, the applicant for a substitute certificate or substitute stock in uncertificated form shall furnish to the Corporation evidence to the Corporation, which determines in its discretion is satisfactory, of the loss, theft, or destruction of such certificate and of the ownership thereof, and also such security or indemnity as may be required.

Section 4. Determination of Stockholders of Record for Certain Purposes. The Board of Directors may fix a date, not exceeding thirty (30) days preceding the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, as a record date for the determination of the stockholders entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of its capital stock, and in such case only stockholders of record on the date so fixed shall be entitled to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, notwithstanding any transfer books of the Corporation for a period not exceeding thirty (30) days prior to the date for the payment of any such dividend or the date for the allotment of any such rights or the date when any such change or conversion or exchange of capital stock shall go into effect.”

2

ANNEX 2

REGULATIONS FOR CONDUCT AT THE APRIL 17, 2007 ANNUAL MEETING

OF SHAREHOLDERS OF FIFTH THIRD BANCORP

We welcome you to the 2007 Annual Meeting of Shareholders of Fifth Third Bancorp. In order to provide a fair and informative Meeting, we ask you to honor the following regulations for the Meeting. The business of the Meeting will be taken up as set forth in the Agenda attached to these Regulations. Annual Meetings are business meetings, and they can be effective only if conducted in an orderly, business-like manner. Strict rules of parliamentary procedure will not be followed. The Chairman of the Meeting will control the meeting and make any required procedural rulings. Please follow the instructions of the Chairman. Thank you for your cooperation.

1. ELECTION OF DIRECTORS. Every shareholder having the right to vote shall be entitled to vote in person or by proxy. Each shareholder of record shall be entitled to one vote for each share of common stock registered in his name on the books of the Company. All elections shall be determined by a plurality vote.

2. VOTING. Every shareholder having the right to vote shall be entitled to vote in person or by proxy at the Meeting. If you have already voted by proxy, there is no need to vote by ballot, unless you wish to change your vote. The polls shall be opened immediately after completion of the nominations, and shall remain open until closed by the Chairman. After the closing of the polls, no further voting shall be permitted and no further proxies, ballots or evidence shall be accepted by the Inspectors of Election. Except as otherwise stated in the proxy materials for this Meeting or as required by Ohio law, each matter brought before this Meeting for a vote shall require the affirmative vote of a majority of the votes entitled to be cast by the holders of the Company’s common stock at this Meeting and entitled to vote on such matter.

3. ITEMS OF BUSINESS; SHAREHOLDER PROPOSALS — THREE MINUTE LIMIT. The items of business listed on the accompanying Agenda are expected to be properly introduced at the Meeting and taken up in the order set forth in the Agenda. Additional matters may be proposed by shareholders of record in accordance with the federal securities laws, the Ohio Revised Code and these Regulations. The Chairman will not entertain any proposals that are inconsistent with Ohio law or that relate to activities that have been delegated to the Company’s Board of Directors by the authority of Ohio law. Shareholder proposals will be entertained in the following order: first, any proposals which were properly submitted for timely inclusion in the Company’s proxy materials for this Meeting; second, any proposals of which the Company was informed prior to the commencement of this Meeting; and lastly, any other proposals properly made in accordance with these Regulations. Each proposing shareholder will be allotted three minutes in which to present the proposal and any desired remarks in support thereof. Properly introduced motions need not be seconded in order to be considered by the shareholders at this Meeting.

4. QUESTIONS/STATEMENTS BY SHAREHOLDERS — ONE MINUTE LIMIT. To make a proposal or to speak at the Meeting you must be either a shareholder of record as of February 28, 2007 or a person named in a proxy given by such a shareholder. No other persons will be permitted to make a proposal or to speak at the Meeting. There will be one period for questions and statements by shareholders as set forth on the Agenda attached to these Regulations.

In order that we may give as many shareholders as possible the opportunity to speak, remarks and questions will be limited to one minute per shareholder. You must restrict yourself to one comment or question at a time so that others may have an opportunity to be heard. Each shareholder may have only one turn to speak until all shareholders who wish to speak have had the opportunity to do so; additional turns may be allowed as time permits.

If you wish to speak, please raise your hand and wait until you are recognized. Please do not address the Meeting until recognized by the Chairman. When you are recognized, please state your name, place of residence, and whether you are a Fifth Third shareholder or a holder of a shareholder proxy, and, in the latter case, identify the shareholder on whose behalf you are speaking. All questions should be directed to the Chairman, who may call on other persons to respond or further direct questions when appropriate.

If you have a matter of individual concern which is not an appropriate subject for general discussion, please defer discussion until after the Meeting at which time officers of the Company will be available. The Chairman will stop discussions which are repetitive, derogatory, over the time limit, irrelevant to the business of the Company or the items on the Agenda for the Meeting, related to pending or threatened litigation, regulatory proceedings or similar actions or otherwise inappropriate. Derogatory references to personalities, comments that are in bad taste, the airing of personal grievances, the injection of irrelevant controversy, personal attacks, refusal to follow these Regulations or interference with any speaker will not be permitted and will be a basis for silencing or removal from the Meeting.

5. MISCELLANEOUS. No recording devices, cellular telephones, photographic equipment or bullhorns will be permitted into the Meeting. No written materials may be distributed by any person at or in physical proximity to the Meeting. The Chairman of the Meeting shall have the power to silence or have removed any person in order to ensure the orderly conduct of the Meeting.

6. ADMINISTRATION AND INTERPRETATION. The Chairman of the Meeting will be Mr. George A. Schaefer, Jr., who will preside at the Meeting. In the event of Mr. Schaefer’s inability to preside, a substitute Chairman will be designated by the Company. The Chairman of the Meeting has sole authority to preside over the Meeting and make any and all determinations with respect to the conduct of the Meeting, including, without limitation, the administration and interpretation of these regulations and procedures. The Chairman also has sole authority to create such additional regulations and procedures and to waive full or partial compliance with any regulation or procedure as she reasonably determines. Any action taken by the Chairman at the Meeting will be final, conclusive and binding on all persons. The Secretary of the Company shall act as secretary of the Meeting.

THANK YOU FOR YOUR COOPERATION AND ENJOY THE MEETING.

2

Annual Meeting of Shareholders

APRIL 17, 2007

AGENDA

Call to Order

Introductions

Approval of 2006 Minutes

Nomination and Election of Directors

Approval of Proposed Amendment to Code of Regulations

Ratification of Auditors

Presentation of 2006 Results

Question and Answer Session

Announcement of results

Adjournment

38 Fountain Square Plaza

Cincinnati, Ohio 45263

(513) 579-5300

Admission Ticket

MR A SAMPLE		C123456789
DESIGNATION (IF ANY)	000004	000000000.000000 ext	000000000.000000 ext
ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6		000000000.000000 ext	000000000.000000 ext
		000000000.000000 ext	000000000.000000 ext
	XXXXXXXXXXXXXX	Electronic Voting Instructions
You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on April 17, 2007.

Vote by Internet • Log on to the Internet and go to www.computershare.com/expressvote • Follow the steps outlined on the secured website.

Vote by telephone

•   Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.

•   Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card	C0123456789	12345

ê IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ê

A Election of Directors — The Board of Directors recommends a vote FOR all the nominees listed.

1. Nominees:	For	Withhold		For	Withhold		For	Withhold

01 - Darryl F. Allen	☐	☐	02 - John F. Barrett	☐	☐	03 - James P. Hackett	☐	☐

04 - Gary R. Heminger	☐	☐	05 - Joan R. Herschede	☐	☐	06 - Allen M. Hill	☐	☐

07 - Kevin T. Kabat	☐	☐	08 - Robert L. Koch II	☐	☐	09 - Mitchel D. Livingston, Ph.D.	☐	☐

10 - Hendrik G. Meijer	☐	☐	11 - James E. Rogers	☐	☐	12 - George A. Schaefer, Jr.	☐	☐

13 - John J. Schiff, Jr.	☐	☐	14 - Dudley S. Taft	☐	☐	15 - Thomas W. Traylor	☐	☐

B Proposals — The Board of Directors recommends a vote FOR Proposals 2 and 3.

	For	Against	Abstain		For	Against	Abstain
2. Proposal to amend Article VII of the Code of Regulations, as amended, to provide for the issuance of uncertificated shares.	☐	☐	☐	3. Proposal to approve the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for the Company for the year 2007.	☐	☐	☐

C Non-Voting Items

Change of Address — Please print new address below.

D Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

2007 Annual Meeting of

Fifth Third Bancorp Stockholders

Duke Energy Center, Junior Ballroom

525 Elm Street, Cincinnati, Ohio, at 11:30 a.m., E.D.S.T., April 17, 2007.

Upon arrival, please present this

admission ticket and photo identification

at the registration desk.

Please tear off this Admission Ticket. If you plan to attend the annual meeting of stockholders, you will need this ticket to gain entrance to the meeting. This ticket is valid to admit the shareholder(s) and one guest to the 2007 Annual Meeting.

The annual meeting of shareholders will be held at the following address: Duke Energy Center, Junior Ballroom, 525 Elm Street, Cincinnati, Ohio, at 11:30 a.m., E.D.S.T., April 17, 2007. You must present this ticket to gain admission to the meeting. You should send in your proxy or vote electronically even if you plan to attend the meeting.

ÚIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.Ú

Proxy — Fifth Third Bancorp

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints George A. Schaefer, Jr., Mitchel D. Livingston, Ph.D. and Dudley S. Taft and each of them, with FULL power of substitution, as proxies to vote, as designated below, FOR and in the name of the undersigned all shares of stock of FIFTH THIRD BANCORP which the undersigned is entitled to vote at the Annual Meeting of the Shareholders of said COMPANY scheduled to be held April 17, 2007 at the Duke Energy Center, Junior Ballroom, 525 Elm Street, Cincinnati, Ohio, or at any adjournment thereof.

In their discretion, the PROXIES are authorized to vote upon such other business as may properly come before the meeting. This PROXY when executed will be voted in the manner directed herein by the undersigned SHAREHOLDER(S). If no direction is made, this PROXY will be voted FOR Proposals 1, 2 and 3.

ALL FORMER PROXIES ARE HEREBY REVOKED.

(Items to be voted appear on reverse side.)

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

  Annual Meeting Proxy Card

ê PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ê

A   Election of Directors — The Board of Directors recommends a vote FOR all the nominees listed.

1. Nominees:	For	Withhold		For	Withhold		For	Withhold

01 - Darryl F. Allen	☐	☐	02 - John F. Barrett	☐	☐	03 - James P. Hackett	☐	☐

04 - Gary R. Heminger	☐	☐	05 - Joan R. Herschede	☐	☐	06 - Allen M. Hill	☐	☐

07 - Kevin T. Kabat	☐	☐	08 - Robert L. Koch II	☐	☐	09 - Mitchel D. Livingston, Ph.D.	☐	☐

10 - Hendrik G. Meijer	☐	☐	11 - James E. Rogers	☐	☐	12 - George A. Schaefer, Jr.	☐	☐

13 - John J. Schiff, Jr.	☐	☐	14 - Dudley S. Taft	☐	☐	15 - Thomas W. Traylor	☐	☐

B   Proposals — The Board of Directors recommends a vote FOR Proposals 2 and 3.

	For	Against	Abstain		For	Against	Abstain
2. Proposal to amend Article VII of the Code of Regulations, as amended, to provide for the issuance of uncertificated shares.	☐	☐	☐	3. Proposal to approve the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for the Company for the year 2007.	☐	☐	☐

C   Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

Ú PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Ú

Proxy — Fifth Third Bancorp

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints George A. Schaefer, Jr., Mitchel D. Livingston, Ph.D. and Dudley S. Taft and each of them, with FULL power of substitution, as proxies to vote, as designated below, FOR and in the name of the undersigned all shares of stock of FIFTH THIRD BANCORP which the undersigned is entitled to vote at the Annual Meeting of the Shareholders of said COMPANY scheduled to be held April 17, 2007 at the Duke Energy Center, Junior Ballroom, 525 Elm Street, Cincinnati, Ohio, or at any adjournment thereof.

In their discretion, the PROXIES are authorized to vote upon such other business as may properly come before the meeting. This PROXY when executed will be voted in the manner directed herein by the undersigned SHAREHOLDER(S). If no direction is made, this PROXY will be voted FOR Proposals 1, 2 and 3.

ALL FORMER PROXIES ARE HEREBY REVOKED.

(Items to be voted appear on reverse side.)